Exhibit 4.11(a)



         ---------------------------------------------------------------


                               SECURITY AGREEMENT

                                      among

                      UNION ACCEPTANCE FUNDING CORPORATION

                                    as Seller

                      VARIABLE FUNDING CAPITAL CORPORATION,

                                   as Company,

                               UAFC-2 CORPORATION,

                                    as Debtor

                          UNION ACCEPTANCE CORPORATION,

                      Individually and as Collection Agent

                                       and

                          FIRST UNION SECURITIES, INC.,

                       as Collateral Agent and Deal Agent

                                       and

                           FIRST UNION NATIONAL BANK,

                                 as Paying Agent

                                       and

                         the BANK INVESTORS named herein

                           Dated as of August 31, 2001

         ---------------------------------------------------------------

                                TABLE OF CONTENTS


Article I Definitions.........................................................1
    Section 1.1       Certain Defined Terms...................................1
    Section 1.2       Other Terms............................................17
    Section 1.3       Computation of Time Periods............................18

Article II Grant of Security Interest and Settlements........................18
    Section 2.1       Grant of Security Interest.............................18
    Section 2.2       Carrying Costs, Fees and Other Costs and Expenses......19
    Section 2.3       Allocations of Collections; Reserve Account
                        Advances; Servicer Advances..........................19
    Section 2.4       Liquidation Settlement Procedures......................21
    Section 2.5       Fees...................................................21
    Section 2.6       Protection of Interest of the Collateral Agent.........21
    Section 2.7       Payments on Receivables; Application of Payments.......22
    Section 2.8       Payments and Computations, Etc.........................23
    Section 2.9       Reports................................................23
    Section 2.10      Collection Account.....................................23
    Section 2.11      [Reserved].............................................24
    Section 2.12      [Reserved].............................................24
    Section 2.13      Yield Supplement Account, Deposits; Withdrawals........24
    Section 2.14      Reserve Account; Withdrawals; Releases.................26
    Section 2.15      Optional Release.......................................28

Article III Representations and Warranties...................................30
    Section 3.1       Representations and Warranties of the Debtor...........30
    Section 3.2       Representations and Warranties of the
                        Collection Agent.....................................33
    Section 3.3       Reaffirmation of Representations and Warranties........34

Article IV Conditions Precedent..............................................34
    Section 4.1       Conditions to Effectiveness............................34
    Section 4.2       Further Conditions.....................................36

Article V Covenants..........................................................36
    Section 5.1       Affirmative Covenants of the Debtor, the Seller
                        and UAC..............................................36
    Section 5.2       Negative Covenants of Debtor, the Seller and UAC.......39
    Section 5.3       Acceptable Hedging Arrangements........................41

Article VI Administration and Collections....................................42
    Section 6.1       Appointment of Collection Agent........................42
    Section 6.2       Duties of Collection Agent.............................42
    Section 6.3       Collection Agent Defaults..............................43
    Section 6.4       Rights After Designation of New Collection Agent.......44
    Section 6.5       Responsibilities of the Debtor.........................44

Article VII Termination Events...............................................45
    Section 7.1       Termination Events.....................................45
    Section 7.2       Termination............................................46
    Section 7.3       Proceeds...............................................47

Article VIII The Collateral Agent............................................47
    Section 8.1       Duties of the Collateral Agent.........................47
    Section 8.2       Compensation and Indemnification of Collateral Agent...48
    Section 8.3       Representations, Warranties and Covenants
                        of the Collateral Agent..............................49
    Section 8.4       Liability of the Collateral Agent......................49
    Section 8.5       Merger or Consolidation of, or Assumption
                        of the Obligations of, the Collateral Agent..........51
    Section 8.6       Limitation on Liability of the Collateral Agent
                        and Others...........................................52
    Section 8.7       Indemnification of the Secured Parties.................52

Article IX Miscellaneous.....................................................53
    Section 9.1       Term of Agreement......................................53
    Section 9.2       Waivers; Amendments....................................53
    Section 9.3       Notices................................................54
    Section 9.4       Governing Law; Submission to Jurisdiction;
                        Integration..........................................56
    Section 9.5       Severability; Counterparts.............................56
    Section 9.6       Successors and Assigns.................................56
    Section 9.7       Waiver of Confidentiality..............................57
    Section 9.8       Confidentiality Agreement..............................57
    Section 9.9       No Bankruptcy Petition Against the Company.............57
    Section 9.10      No Recourse Against Stockholders, Officers
                        or Directors.........................................57
    Section 9.11      Further Assurances.....................................58
    Section 9.12      Characterization of the Transactions Contemplated
                        by the Agreement; Tax Treatment......................58

Exhibits

Exhibit A         Credit and Collection Policy

Exhibit B         List of Lock-Box Banks and Lock-Box Accounts

Exhibit C         Financial Covenants

Exhibit D         Form of Settlement Statement

Exhibit E         [Reserved]

Exhibit F         List of Actions and Suits

Exhibit G         Schedule of Locations of Records

Exhibit H         List of Subsidiaries, Divisions and Trade names

                               SECURITY AGREEMENT


     SECURITY AGREEMENT (this "Agreement"), dated as of August 31, 2001, by and among UNION ACCEPTANCE FUNDING CORPORATION, an Indiana corporation, as seller (in such capacity, the "Seller"), UAFC-2 CORPORATION, a Delaware corporation, as debtor (in such capacity, the "Debtor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation ("UAC"), individually and in its capacity as collection agent (in such capacity, the "Collection Agent"), VARIABLE FUNDING CAPITAL CORPORATION, a Delaware corporation (the "Company"), FIRST UNION SECURITIES, INC. ("FUSI"), individually and as collateral agent and deal agent (in such capacities, the "Collateral Agent" and the "Deal Agent", respectively) and FIRST UNION NATIONAL BANK ("First Union"), as paying agent (in such capacity, the "Paying Agent").

                             PRELIMINARY STATEMENTS

     WHEREAS, subject to the terms and conditions of this Agreement, the Debtor desires to grant a security interest in and to the Receivables and related property including the Debtor's interest in certain retail automotive installment sales contracts;

     WHEREAS, pursuant to the Note Purchase Agreement, the Debtor has issued the Note to the Deal Agent for the account of the Company and the Bank Investors and will be obligated to the holder of the Note to pay the principal of and interest on the Note in accordance with the terms thereof;

     WHEREAS, the Debtor is granting a security interest in the Collateral to the Collateral Agent, for the benefit of the Secured Parties, to secure the payment and performance of the Debtor of its obligations under this Agreement, the Note and the Note Purchase Agreement;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   Article I

                                   Definitions

     Section 1.1 Certain Defined Terms.

     As used in this Agreement, the following terms shall have the following meanings:

Acceptable Hedging Arrangement: A hedging arrangement entered into by the Debtor, between the Debtor and a swap counterparty whose long-term debt obligations are rated investment grade by Moody's and S&P, in compliance with
Section 5.3 hereof, that locks in a fixed spread of at least 600 basis points lower than the weighted average APR for the Receivables based upon an amortization schedule determined using a 1.60% ABS prepayment assumption or such other prepayment assumption as approved by the Collateral Agent; it being understood that funds on deposit in any prefunding account established in connection with any Securitization, which funds will be applied to the acquisition from the Debtor of Receivables constituting Collateral hereunder, will qualify as an Acceptable Hedging Arrangement so long as the weighted average coupon of the securities issued in connection with such Securitization is at least 600 basis points lower than the weighted average APR of the Receivables included in the Collateral hereunder.

Accrued Interest: For any Settlement Period, the sum of the Interest for each day during such Settlement Period; provided, however, that no provision of this Agreement shall require the payment or permit the collection of Accrued Interest in excess of the maximum permitted by applicable Law and Accrued Interest shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

Acquisition Subsidiary: PAC, UACFC, or any other wholly-owned subsidiary of UAC which has entered into (i) agreements with dealers in certain states for the origination or purchase of Receivables, and (ii) an agreement with UAC pursuant to which UAC acquires all Receivables originated or purchased by such Acquisition Subsidiary, provided that in the case of any acquisition subsidiary other than PAC and UACFC, the Collateral Agent shall have consented to such entity as an Acquisition Subsidiary, after having had the opportunity to review such entity's agreement with UAC and other related documentation, such consent not to be unreasonably withheld.

Adjusted LIBOR Rate: With respect to any Settlement Period, an interest rate per annum equal to 0.65% plus a fraction, expressed as a percentage and rounded upwards (if necessary), to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Settlement Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Settlement Period; provided, however, that the Adjusted LIBOR Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

Adverse Claim: A lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person.

Affiliate: With respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

Aggregate Unpaids: At any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) an amount equal to the Company's existing obligations which comprise Carrying Costs thereafter, (iii) the Net Investment at such time, and (iv) all other amounts owed (whether due or accrued) hereunder and under the other Transaction Documents by the Debtor at such time.

Agreement: As defined in the preamble.

Arrangement  Fee:  The fee  payable by the Debtor to the Deal Agent  pursuant to
Section 2.5, the terms of which are set forth in the Fee Letter.

Available Funds: As defined in Section 2.3.

Bank Investors: As defined in the Note Purchase Agreement.

Base Rate: On any date, a fluctuating interest rate per annum equal to the higher of (i) the Prime Rate or (ii) the Federal Funds Rate plus 2.0%.

Borrowing Base Percentage: 98.25%.

Breakage Costs: Such amount or amounts as shall compensate the Company for any loss, cost or expense (but excluding lost profits) incurred by the Company (as reasonably as determined by the Deal Agent on behalf of the Company) as a result of failure of the Debtor to give the Deal Agent at least seven days notice of any prepayment of the Net Investment (and interest thereon); such determination by the Deal Agent on behalf of the Company of the amount of any such loss, cost or expense shall be set forth in a written notice to the Debtor and shall be conclusive absent manifest error.

Business Day: Any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Little Rock, Arkansas, Indianapolis, Indiana, or Bonita Springs, Florida are authorized or required by law to close.

Carrying Costs:  For any Settlement Period the sum of:

          (i)......the Accrued Interest;

          (ii) any servicing compensation payable to a successor Collection Agent appointed pursuant to Section 6.1 of this Agreement;

          (iii) Breakage Costs, if any;

          (iv) any past due amounts not paid in clauses (i), (ii), and/or (iii) with respect to prior Settlement Periods;

          (v) the costs of the Company with respect to the Yield Protection Provision; and

          (vi) the fees under the Fee Letter accrued from the first day through the last day of such Settlement Period whether or not such amount is payable during such Settlement Period.

Closing Date: August 31, 2001.

Collateral: As defined in Section 2.1.

Collateral Agent: As defined in the preamble.

Collection Account: As defined in Section 2.10.

Collection Agent: As defined in Section 6.1.

Collection Agent Default: As defined in Section 6.3.

Collections: With respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Finance Charges, if any, and any refunded portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) included in the original amount financed under such Receivable, and cash proceeds of Related Security with respect to such Receivable, provided that amounts received in respect of a Receivable which constitute, in accordance with the Credit and Collection Policy, a payment of a late payment charge, an insufficient funds charge, a prepayment charge or other similar collection or processing charges will not be considered a Collection and shall be retained by the Collection Agent and not deposited into the Collection Account.

Commercial Paper: On any day, any short-term promissory notes issued by the Company.

Commitment: As defined in the Note Purchase Agreement.

Commitment Termination Date: August 31, 2002 or such later date to which the Commitment Termination Date may be extended by the Debtor, the Deal Agent and the Bank Investors not later than 45 days prior to the then current Commitment Termination Date.

Company: Variable Funding Capital Corporation and its successors and assigns.

Contract: Any and all retail installment sales contracts or installment notes and security agreements relating to the sale of a new or used automobile, light duty truck or van and other writings related thereto now existing and hereafter created or acquired by UAC or an Acquisition Subsidiary and assigned from time to time (i) to the Seller pursuant to the UAFC Sale and Purchase Agreement and subsequently assigned from the Seller to the Debtor pursuant to the UAFC-2 Sale and Purchase Agreement or (ii) to the Debtor from a Warehouse pursuant to a Warehouse Transfer Agreement.

CP Rate: For any day during any Settlement Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by the Company from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by the Company maturing on dates other than those certain dates on which the Company is to receive funds) in respect of the promissory notes issued by the Company that are allocated, in whole or in part, by the Deal Agent (on behalf of the Company) to fund or maintain the Company's investment in the Note during such Settlement Period, as determined by the Deal Agent (on behalf of the Company) and reported to the Seller and the Collection Agent, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of the Company) and (ii) other borrowings by the Company, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

Credit and Collection Policy: The Collection Agent's credit and collection policy or policies and practices relating to automobile installment sales contracts, existing on the date hereof and referred to in Exhibit A attached hereto, as amended, supplemented or otherwise modified and in effect from time to time in compliance with Section 5.2(d).

Deal Agent: As defined in the preamble.

Debtor: As defined in the preamble.

Defaulted Receivable: For any Settlement Period, a Receivable: (i) as to which any payment or part thereof (in excess of $10.00), remains unpaid for 120 days or more as of the last day of such Settlement Period; (ii) which has been or should have been identified by the Collection Agent as uncollectible in accordance with the Collection Agent's customary practices on or before the last day of such Settlement Period; or (iii) as to which the related Financed Vehicle has been repossessed from the Obligor.

Delinquent Receivable: A Receivable: (i) as to which any payment, or part thereof (provided that such part is in excess of $10.00), remains unpaid for more than thirty (30) days from the due date for such payment and (ii) which is not a Defaulted Receivable.

Determination Date: With respect to each Remittance Date, the second Business Day preceding such Remittance Date.

Eligible Institution: (i) A Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or whose obligations under this Agreement are guaranteed by a Person whose short-term rating is at least A-1 from S&P and P-1 from Moody's, or (ii) such other Person satisfactory to the Company, the Deal Agent and each of the rating agencies rating the Commercial Paper.

Eligible Investments: Any one or more of the following types of investments:

          (i) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition;

          (ii) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition;

          (iii) bankers' acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated of least A-1 by S&P and P-1 by Moody's;

          (iv) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clauses (i), (ii) and (iii) above entered into with any bank of the type described in clause (iii) above;

          (v)  commercial  paper  rated at least A-1 by S&P and P-1 by  Moody's;
     and,

          (vi) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody's.

Eligible Receivable: At any time, any Receivable:

          (i) (A) which shall have been either (1) originated by or through a factory authorized dealer, a nationally recognized rental car outlet, or a nationally recognized used car superstore, in each case located in the United States and which, together with the Contract related thereto, shall have been validly assigned by such dealer to an Acquisition Subsidiary or to UAC pursuant to the terms of such Contract, for the retail sale of the related Financed Vehicle in the ordinary course of its business, shall have been validly assigned to UAC if such Receivable had been assigned by such a dealer to an Acquisition Subsidiary (other than PAC) or to PFC if such Receivable had been assigned by such a dealer to PAC or UAC d/b/a PAC, shall have been fully and properly executed by the parties thereto, and shall have been advanced directly to or for the benefit of the Obligor for the purchase of the related Financed Vehicle, (2) originated by an Acquisition Subsidiary or UAC for the retail sale of the related Financed Vehicle in the ordinary course of its business, shall have been validly assigned to UAC if such Receivable had been originated by an Acquisition Subsidiary (other than PAC) or to PFC if such Receivable had been assigned by such a dealer to PAC or UAC d/b/a PAC, shall have been fully and properly executed by the parties thereto, and shall have been advanced directly to or for the benefit of the Obligor for the purchase of the related Financed Vehicle, or (3) repurchased by UAC from a trust pursuant to a call provision in a Securitization (B) which shall have been sold (1) by UAC to the Seller pursuant to the UAFC Sale and Purchase Agreement and shall have been sold by the Seller to the Debtor pursuant to the UAFC-2 Sale and Purchase Agreement or (2) to the Debtor from another Warehouse pursuant to a Warehouse Transfer Agreement, and, in either case, to which the Debtor has good title thereto, free and clear of all Adverse Claims and
     (C) the Contract related to which shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for the realization against the collateral of the benefits of the security provided thereby;

          (ii) the Obligor of which is recorded in the Collection Agent's records as having a United States billing address, is a natural person, and is not a government or a governmental subdivision or agency;

          (iii) which is not a Defaulted Receivable at the time of the initial creation of an interest of the Company therein;

          (iv) which is not a Delinquent Receivable at the time of the initial creation of an interest of the Company therein; provided, however, that if a Receivable is a Delinquent Receivable at the time of initial creation of an interest of the Company and at any time subsequently is not a Delinquent Receivable, such Receivable may become an Eligible Receivable from such time going forward;

          (v) which, according to the Contract related thereto, shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from such level payment) that fully amortize the amount financed over the original term;

          (vi) the Contract related thereto shall provide for the calculation of interest payable thereunder under either the "simple interest" or "Rule of 78's" or the "sum of the periodic time balances" method;

          (vii) the Contract related to which provides for no more than 84 monthly payments;

          (viii) which is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended;

          (ix) which is "chattel paper" within the meaning of Article 9 of the Relevant UCC, and which is secured by a first priority perfected lien on the related Financed Vehicle, free and clear of any Adverse Claim or for which all necessary steps to result in such a first priority perfected lien shall have been taken;

          (x) which is denominated and payable only in United States dollars in the United States;

          (xi) which arises under a Contract that, together with the Receivable related thereto, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any offset, counterclaim or other defense at such time;

          (xii) which, together with the Contract related thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the
     Magnuson-Moss Warranty Act, Regulations B and Z of the Federal Reserve Board, various state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

          (xiii) which (A) satisfies all applicable requirements of the Credit and Collection Policy, (B) arises under a Contract which does not require the Obligor under such Contract to consent to the transfer of the rights and duties of the Debtor and Seller under such Contract, and which does not contain a confidentiality provision that purports to restrict the ability of the Company to exercise its rights under this Agreement, including, without limitation, its right to review the Contract, (C) arises under a Contract with respect to which UAC, any Acquisition Subsidiary, the Seller and the Debtor have each performed all obligations required to be performed by them thereunder, and delivery of the Financed Vehicle to the related Obligor has occurred, and (D) complies with such other criteria and requirements as the Company may from time to time reasonably specify to the Debtor following sixty (60) days' notice;

          (xiv) the Obligor of which has been directed to make all payments to a specified account of the Collection Agent; and

          (xv) with respect to any Receivable that is an Undocumented Receivable, all documentation required to be received after the origination of such Receivable pursuant to the Credit and Collection Policy has been received and accepted by the Collection Agent within twenty (20) days following the Contract date.

ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

ERISA Affiliate: With respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code of 1986 (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

Eurocurrency Liabilities: As defined in Regulation D.

Eurodollar Disruption Event: The occurrence of any of the following: (i) any Liquidity Provider shall have notified the Deal Agent of a determination by such Liquidity Provider or any of its assignees or participants that it would be contrary to law or to the directive of any central bank or other governmental authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund the Note or any interest therein,
(ii) any Liquidity Provider shall have notified the Deal Agent of the inability, for any reason, of such Liquidity Provider or any of its assignees or participants to determine the Adjusted LIBOR Rate, (iii) any Liquidity Provider shall have notified the Deal Agent of a determination by such Liquidity Provider or any of its assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Provider or any of its assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Provider, such assignee or such participant of making, funding or maintaining any Purchase or (iv) any Liquidity Provider shall have notified the Deal Agent of the inability of such Liquidity Provider or any of its assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain the Note.

Eurodollar Reserve Percentage: Of any Reference Bank for any period, means the percentage applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one month.

Event of Bankruptcy: With respect to any Person, shall mean (i) that such Person shall generally not pay its debts as such debts become due or shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (ii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clause (i).

Excess Delinquent Receivables Balance: An amount, calculated on the day a Take-Out occurs, after giving effect to such Take-Out, and for each day until the next Take-Out occurs, equal to the excess, if any, of (i) the Outstanding Balance of all Delinquent Receivables which are also Eligible Receivables at any time of determination over (ii) the product of 2.5% and the Net Receivables
Balance (calculated without giving effect to clause (iv) of the definition thereof) at any time of determination; provided, that if the Excess Delinquent Receivables Balance shall, at any time since the most recent Take-Out, be less than or equal to zero, the Excess Delinquent Receivables Balance shall be deemed to be zero from such time until the next Take-Out shall occur.

Facility Limit: $200,000,000.

Federal Funds Rate: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Deal Agent (or, if such day is not a Business Day, for the next preceding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Deal Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m. Charlotte, North Carolina time on such day.

Fee Letter: The letter agreement dated the date hereof between the Debtor, the Deal Agent and the Company, as amended, modified or supplemented from time to time.

Finance Charges: With respect to a Contract, any finance, interest or similar charges owing by an Obligor or another Person pursuant to such Contract.

Financed Vehicle: With respect to a Receivable, any new or used automobile, van or light duty truck, together with all accessories thereto, securing the related Obligor's indebtedness thereunder.

Funding: As defined in the Note Purchase Agreement.

Funding Date: As defined in the Note Purchase Agreement.

GAAP: Generally accepted accounting principles as in effect from time to time in the United States.

Interest: For Transferred Interest and any day during any Settlement Period, the product of:

                                   IR x C x 1
                                 --------------
                                       360
where:

         C        =        the portion of the Outstanding Principal Amount
                           represented by such Transferred Interest; and

         IR       =        the Interest Rate applicable on such day.


Interest Rate: For each day during any Settlement Period:

          (i) with respect to any portion of the Outstanding Principal Amount funded by the Company, to the extent the Company funded its investment in the Note through (x) the issuance of commercial paper, a rate equal to the CP Rate and/or (y) through a draw under the Liquidity Agreement, a rate equal to the Adjusted LIBOR Rate; provided, however, the Interest Rate with respect to any portion of the Outstanding Principal Amount funded by the Company through a draw under the Liquidity Agreement shall be the Base Rate for any Settlement Period as to which the Company has funded the acquisition or maintenance of its investment in the Note by a sale of an interest therein to any Liquidity Provider under the Liquidity Agreement on any day other than the first day of such Settlement Period and without giving such Liquidity Provider(s) at least two Business Days' prior notice of such assignment, and

          (ii) with respect to any portion of the Outstanding Principal Amount funded by the Bank Investors, a rate equal to the Adjusted LIBOR Rate; provided, however, that the Interest Rate applicable to any portion of the Outstanding Principal Amount funded by the Bank Investors shall be the Base Rate for any period as to which any Bank Investor did not receive at least two (2) Business Days' prior written notice of a Funding;

provided, however, the Interest Rate for the entire Outstanding Principal Amount shall be the Base Rate plus 2.00% for any Settlement Period following the occurrence of any Event of Termination.

Law: Any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

LIBOR Rate: For any day during any Settlement Period, an interest rate per annum equal to:

          (i) the posted rate for 30-day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second Business Day immediately preceding the applicable Funding Date (with respect to the initial Settlement Period) and as of the second Business Day immediately preceding the first day of the applicable Settlement Period (with respect to all subsequent Settlement Periods); or

          (ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by First Union at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which 30-day deposits in United States Dollars are being, have been, or would be offered or quoted by First Union to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

Lien: Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

Liquidity Agreement: The Liquidity Purchase Agreement, dated as of the date hereof between the Company, as seller, the Liquidity Providers named therein, FUSI, as deal agent and documentation agent, and First Union, as liquidity agent.

Liquidity Provider: Each Bank Investor and each Liquidity Bank that is a party to the Liquidity Agreement.

Lock-Box Account: An account or accounts maintained by the Collection Agent at a Lock-Box Bank for the purpose of receiving Collections from Receivables.

Lock-Box Bank: Each of the banks set forth in Exhibit B hereto and such banks as may be added thereto or deleted therefrom pursuant to Section 2.6.

Majority Investors: As defined in the Note Purchase Agreement.

Minimum Required APR: As of any date of determination, the greater of (i) the money market yield of the rate quoted on a discount basis for commercial paper having a thirty (30) day maturity, as made available and subsequently published by the Board of Governors of the Federal Reserve System in H.15(519) under the heading "Commercial Paper" plus 1.40% per annum and (ii) the current yield to maturity of the United States Treasury Security having a maturity of two years (or if there is more than one such security, the average of the yields to maturity thereof) plus 1.63% per annum.

Moody's: Moody's Investors Service, Inc.

Net Asset Test: As defined in the Note Purchase Agreement.

Net Investment: The sum of (i) all amounts paid to the Debtor for each Funding, minus (ii) the sum of (A) the aggregate amount of Receipts of Principal on deposit in the Collection Account, plus (B) the aggregate amount of Receipts of Principal which have been received by the Collection Agent on or prior to any date of determination but have not yet been deposited in the Collection Account (if such Receipts of Principal are not so deposited therein within two (2)
Business Days of the receipt thereof by the Collection Agent the "Net Investment" shall thereupon be recalculated, effective as of the original date of determination, without giving effect to such Receipts of Principal) plus (C) the aggregate amount of Collections received and applied by the Deal Agent to reduce such Net Investment pursuant to Sections 2.3(a)(v) and (ix), minus (iii) the aggregate amount of funds received and applied to reduce such Net Investment pursuant to Sections 2.7 and 2.15; provided that the Net Investment shall be restored in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason.

Net Negative Hedging Amounts: As of any Remittance Date, an amount equal to the amount by which (i) the aggregate amount of losses incurred by the Debtor on any Acceptable Hedging Arrangements during the related Settlement Period and any prior Settlement Periods exceeds (ii) the sum of (A) the aggregate amount of gains retained by the Debtor on any Acceptable Hedging Arrangements during the related Settlement Period and any prior Settlement Periods and (B) amounts distributed to the Debtor pursuant to Section 2.3(a)(i) on any prior Remittance Date.

Net Receivables Balance: At any time the Outstanding Balance of the Eligible Receivables at such time reduced by the sum of (i) the amount by which the aggregate Outstanding Balance of Undocumented Receivables exceeds $6,750,000, plus (ii) the aggregate Outstanding Balance of all Eligible Receivables which are Defaulted Receivables, plus (iii) the amount, if any, by which the aggregate outstanding Balance of all Eligible Receivables which are Non-Prime Receivables exceeds the product of (A) 5% and (B) the Outstanding Balance of all Eligible Receivables, plus (iv) the Excess Delinquent Receivables Balance.

Net Yield: As calculated on each  Determination  Date, the product of (i) twelve
(12) and (ii) a fraction, the numerator of which is (A) the Available Funds less the aggregate amount of Carrying Costs accrued during the related Settlement Period less the aggregate Outstanding Balance of all Receivables which became Defaulted Receivables during the related Settlement Period net of the aggregate amount of recoveries received during such Settlement Period, and the denominator of which is (B) the average daily Net Investment for such Settlement Period. The Net Yield shall be expressed as a percentage. For purposes of calculating the Noteholder's Percentage, the Net Yield shall be equal to the Target Net Yield for any Settlement Period in which the Net Investment equaled zero on any day thereof.

Non-Prime Receivable: An account which is identified on the Collection Agent's master servicing record as a "type 16" account.

Note: As defined in the Note Purchase Agreement.

Noteholder's Percentage: An amount equal to the Borrowing Base Percentage less the product of (i) two(2), and (ii) the amount, if any, by which the Target Net Yield exceeds the Net Yield as of the most recent Determination Date. The Noteholder's Percentage shall initially be equal to the Borrowing Base Percentage.

Note Purchase Agreement: That certain Note Purchase Agreement, dated as of August 31, 2001, among the Debtor, the Company, the Bank Investors, the Paying Agent, the First Union, as registrar and the Deal Agent.

Obligor: A Person obligated to make payments pursuant to a Contract.

Official Body: Any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

Other Transferor: As defined in the Note Purchase Agreement.

Outstanding Balance: Of a Receivable at any time shall mean the amount advanced under the related Contract toward the purchase price of the related Financed Vehicle and related costs minus all Receipts of Principal received with respect to such Receivable.

Outstanding Principal Amount: As defined in the Note Purchase Agreement.

PAC: Performance Acceptance Corporation, an Indiana corporation, and its successors and assigns, including UAC and UAC d/b/a PAC.

Person: Any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

PFC: Performance Funding Corporation, a Delaware corporation, and its successors and assigns.

Potential Termination Event: An event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.

Prime Rate: The rate announced by First Union from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by First Union in connection with extensions of credit to debtors.

Prime Receivable: An account which is identified on the Collection Agent's master servicing record as a "type 26" account.

Proceeds: "Proceeds" as defined in Section 9-102(64) of the Relevant UCC.

Receipts of Interest: That portion of the Collections with respect to the Receivables which are properly designated as Finance Charges in accordance with the Credit and Collection Policy, together with (i) any recoveries in respect of Defaulted Receivables and Related Security with respect thereto, and (ii) amounts considered to be "Receipts of Interest" pursuant to Sections 2.7, 2.10 and 2.15.

Receipts of Principal: All Collections, other than those designated as Receipts of Interest, together with all amounts considered to be "Receipts of Principal" pursuant to Sections 2.7 and 2.15, provided, that Collections constituting a refund of all or any portion of extended warranty protection plan costs or of insurance costs (for example, physical damage, credit life or disability) included in the original amount financed under a Receivable (other than a Defaulted Receivable) shall be considered a Receipt of Principal.

Receivable: Indebtedness owed to the Debtor by an Obligor (without giving effect to any transfer hereunder) under a Contract which is a Prime Receivable or a Non-Prime Receivable, whether constituting an account, chattel paper, instrument or general intangible, arising out of or in connection with the sale of new or used automobiles, vans or light duty trucks or the rendering of services by the originating dealer in connection therewith, and includes the right of payment of any Finance Charges and other obligations of the Obligor with respect thereto. Notwithstanding the foregoing, once the Collateral Agent has released its security interest in a Receivable and the related Contract pursuant to Section
2.7 or Section 2.15 hereof, it shall no longer constitute a Receivable hereunder.

Records: All Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

Reference Bank: Any bank which furnishes information for purposes of determining the Adjusted LIBOR Rate.

Regulation D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended, supplemented or otherwise modified and is effect from time to time.

Related Security: With respect to any Receivable:

          (i) all of the Debtor's interest in the Financed Vehicles (including repossessed vehicles) or in any document or writing evidencing any security interest in any Financed Vehicle and all of the Debtor's interest in all rights to payment under all insurance contracts with respect to a Financed Vehicle, including, without limitation, any monies collected from whatever source in connection with any default of an Obligor with respect to a Financed Vehicle and any proceeds from claims or refunds of premiums on any physical damage, lender's single interest, credit life, disability and hospitalization insurance policies covering Financed Vehicles or Obligors;

          (ii) all of the Debtor's interest in all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of the Contract related thereto, whether pursuant to such Contract or otherwise, together with all financing statements signed by an Obligor and security agreements describing any collateral securing such Contract;

          (iii) all of the Debtor's interest in all guaranties, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

          (iv) all of the Debtor's interest in all rights to payment under all service contracts and other contracts and agreements associated with such Receivables and all of the Debtor's interest in all recourse rights against the dealers (excluding any rights in any dealer reserve);

          (v) all of the Debtor's interest in all Records, documents and writings evidencing or related to such Receivables or the Contracts; and

          (vi) all Proceeds of the foregoing.

Relevant UCC: The Uniform Commercial Code as from time to time in effect in all applicable jurisdictions.

Remittance Date: For each Settlement Period, the [tenth (10th)] day of the next succeeding calendar month; provided that if such day is not a Business Day, then the Remittance Date shall be the next succeeding Business Day.

Required Reserve Account Amount: At any time of determination, an amount equal to the product of (i) 1.00% and (ii) the Net Investment divided by the Noteholder's Percentage.

Required Yield Deposit Amount: As defined in Section 2.13(a).

Reserve Account: As defined in Section 2.14.

Reserve Account Advance: As defined in Section 2.3(c).

Reserve Account Guaranty: The amount available pursuant to any guaranty of the amount required to be kept in the Reserve Account pursuant to this Agreement and the other Transaction Documents. Any Reserve Account Guaranty shall be approved by the Collateral Agent and the Majority Investors.

S&P: Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

Secured Parties: The Company and the Bank Investors.

Securities Intermediary: FUSI, and any other entity acting in the capacity of a "securities intermediary" as defined in Section 8-102(14) of the UCC.

Securitization: A structured finance transaction established by or on behalf of the Debtor or an Affiliate, to which the released Contracts and related Receivables will be subject.

Seller: As defined in the preamble hereto.

Servicer Advance: As defined in Section 2.3(c).

Servicing Fee: For any Settlement  Period,  the fee payable  pursuant to Section
2.3 on the related Remittance Date by the Company to the Collection Agent, in an amount equal to 1.0% per annum on the amount of the aggregate Outstanding Balance of the Receivables as of the first day of such Settlement Period.

Settlement Period: Any calendar month, provided that the initial Settlement Period shall commence on the Closing Date and end on September 30, 2001.

Settlement Statement: A report, in substantially the form of Exhibit D or in such other form as is mutually agreed to by the Debtor and the Company, furnished by the Collection Agent to the Collateral Agent and the Deal Agent on each Determination Date pursuant to Section 2.9.

Subsidiary: Of a Person shall mean any corporation more than 50% of the outstanding voting securities of which, and any partnership more than 50% of the partnership interests of which, shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

Take-Out: The release, pursuant to Section 2.15(a) or 2.15(d), by the Collateral Agent of Receivables and the Contracts related thereto. In order to qualify as a "Take-Out", the Take-Out Percentage shall be no greater than 10%.

Take-Out Percentage: With respect to any Securitization, the percentage equal to
(i) 100% minus (ii) a fraction (expressed as a percentage) equal to (A) the aggregate Outstanding Balance of the Receivables being released pursuant to such Securitization divided by (B) the Net Receivables Balance as of the cut-off date applicable to such Securitization.

Target Net Yield: 5.0%

Termination Date: The earliest of (i) that Business Day designated by the Debtor to the Deal Agent as the Termination Date at any time following 60 days' written notice to the Deal Agent, (ii) the date of termination of the liquidity commitment of the Liquidity Providers under the Liquidity Agreement, (iii) the day on which a Termination Event occurs pursuant to Section 7.1, or (iv) two business days prior to the Commitment Termination Date, unless extended prior to such date by an agreement between the Company, the Debtor, the Deal Agent and the Bank Investors.

Termination Event: As defined in Section 7.1.

Transaction Documents: This Agreement, the Note Purchase Agreement, the Note, the UAFC Sale and Purchase Agreement, UAFC-2 Sale and Purchase Agreement, the Fee Letter and all other agreements, documents and instruments delivered pursuant thereto or in connection therewith.

Transferred Interest: At any time of determination, an undivided interest in the Note.

UAC: Union Acceptance Corporation, an Indiana corporation, and its successors and assigns.

UACFC: UAC Finance Corporation, an Indiana corporation, and its successors and assigns.

UAFC Sale and Purchase Agreement: The sale and purchase agreement dated as of August 31, 2001, between the Seller, as purchaser, and UAC, as seller, as amended, modified or supplemented from time to time hereafter.

UAFC-2 Corporation: As defined in the preamble hereto.

UAFC-2 Sale and Purchase Agreement: The sale and purchase agreement dated as of August 31, 2001 between the Seller, as seller, and Debtor, as purchaser, as amended, modified or supplemented from time to time thereafter.

UAFCC: UAFC Corporation, a Delaware corporation formerly known as Union Acceptance Funding Corporation, a Delaware corporation.

UARC: Union Acceptance Receivables Corporation, a Delaware corporation, and its successors and assigns, or any other special purpose company agreed to by UAC and the Deal Agent.

Undocumented Receivable: Any Receivable as to which, at the time of the assignment of such Receivable and the Contract related thereto to UAC or an Acquisition Subsidiary by the dealer which originated such Receivable or at the time of the origination of such Receivable by UAC or such Acquisition Subsidiary, the Collection Agent shall not have received from the dealer and the related Obligor all documentation required to be received by the Collection Agent pursuant to the Credit and Collection Policy.

Warehouse: The Debtor, UAFCC or UAFC-1 Corporation.

Warehouse Transfer: The transfer of Receivables pursuant to a Warehouse Transfer Agreement.

Warehouse Transfer Agreement: Any agreement pursuant to which the Debtor purchases Receivables from or sells Receivables to a Warehouse, which agreement shall be acceptable to the Deal Agent.

Year-end Receivable Transfer: The transfer of Receivables from the Debtor to UARC or to the Debtor from UARC solely for the purpose of minimizing the Florida intangible tax.

Yield Protection Provision: The compensation of the Company and the Bank Investors by the Debtor of the Company's and the Bank Investors' costs due to increased taxes, reserve and funding costs as described in Section 4.2 of the Note Purchase Agreement.

Yield Supplement Account: The account established by the Collateral Agent, for the benefit of the Company, pursuant to Section 2.13.

     Section 1.2 Other Terms.

     Unless the context otherwise requires, all capitalized terms used herein and not otherwise defined herein shall have the meanings specified in the Note Purchase Agreement, and shall include in the singular number the plural and in the plural number the singular. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the Relevant UCC in the State of New York, and not specifically defined herein, are used herein as defined in such
Article 9.

     Section 1.3 Computation of Time Periods.

     Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" shall mean "from and including" and the words "to" and "until" each shall mean "to but excluding."

                                   Article II

                   Grant of Security Interest and Settlements

     Section 2.1 Grant of Security Interest.

     As security for the prompt and complete payment of the Note and the performance of all of the Debtor's obligations under the Note, the Note Purchase Agreement, this Agreement and the other Transaction Documents, the Debtor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, without recourse except as provided herein, a security interest in and continuing Lien on all of the Debtor's right, title and interest in, to and under the UAFC-2 Sale and Purchase Agreement, all accounts, general intangibles, payment intangibles, electronic chattel paper, tangible chattel paper, instruments, promissory notes, documents, cash proceeds, deposit accounts, goods, letter of credit rights, investment property, security entitlements or other assets or property of the Debtor in existence on the Closing Date or thereafter acquired and wherever located (all of the foregoing, collectively, the "Collateral");
provided, that once the Collateral Agent has released its interest in a Receivable and the related Contract pursuant to Section 2.7 or 2.15 hereof, such Receivable and related Contract shall no longer be part of the Collateral.

     In connection with such grant, the Debtor agrees to record and file, at its own expense, financing statements with respect to the Collateral now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect the first priority security interest of the Collateral Agent in the Collateral, and to deliver a file-stamped copy of such financing statements or other evidence of such filing (which may, for purposes of this Section 2.1, consist of telephone confirmation of such filing) to the Collateral Agent on or prior to the Closing Date. In addition, the Debtor and the Collection Agent agree to clearly and unambiguously mark their respective general ledgers and all accounting records and documents and all computer tapes and records to show that the Collateral, including that portion of the Collateral consisting of the Receivables and the related Contracts, have been pledged to the Collateral Agent hereunder.

     Section 2.2 Carrying Costs, Fees and Other Costs and Expenses.

     Notwithstanding the limitation on recourse under Section 2.1, the Debtor shall pay, as and when due in accordance with this Agreement, all fees hereunder, Carrying Costs, all amounts payable pursuant to Article VIII hereof, if any, all fees specified in the Fee Letter, and the Servicing Fee. On each Remittance Date, the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Settlement Period. Nothing in this Agreement shall limit in any way the obligations of the Debtor to pay the amounts set forth in this Section 2.2.

     Section 2.3 Allocations of Collections; Reserve Account Advances; Servicer Advances.

     (a) On each Determination Date, the Collection Agent shall allocate all Collections received during the preceding Settlement Period as Receipts of Interest or Receipts of Principal. On each Remittance Date, Receipts of Interest plus any payments to the Debtor under an Acceptable Hedging Arrangement (it being understood that prior to a Termination Event and provided that Acceptable Hedging Arrangements are in place, proceeds from the termination of any Acceptable Hedging Arrangements in connection with a Securitization or a Warehouse Transfer will be released to the Debtor and not constitute Available Funds) plus all amounts to be applied pursuant to Section 2.14(h) (the aggregate of such amounts in respect of any remittance date, the "Available Funds") shall be applied, without duplication, by the Collection Agent as follows:

          (i) first, (A) to pay any amounts due under any Acceptable Hedging Arrangement, pro rata, in accordance with the amounts due thereunder, and
     (B) to the Reserve Account, in the amount of Reserve Account Advances related to such Settlement Period;

          (ii) second, to the extent of any remaining Available Funds, to the retention by the Collection Agent of any Servicer Advances related to such Settlement Period;

          (iii)third, to the extent of any remaining Available Funds, to pay to the Collateral Agent all fees and expenses due pursuant to Section 8.2;

          (iv) fourth, to the extent of any remaining Available Funds, to the Paying Agent, for the account of the Company and the Bank Investors, as applicable, an amount equal to all accrued and unpaid Carrying Costs in respect of such Settlement Period and with respect to any previous Settlement Period to the extent not previously paid;

          (v) fifth, to the extent of any remaining Available Funds, to the Paying Agent, for the account of the Company and the Bank Investors, as applicable, to be applied in reduction of the Net Investment, of the amount by which to satisfy the Net Asset Test;

          (vi) sixth, to the extent of any remaining Available Funds, to the Reserve Account, to the extent necessary to cause the amount on deposit therein to equal the Required Reserve Account Amount;

          (vii) seventh, to the extent of any remaining Available Funds, to the Yield Supplement Account to the extent of any amounts previously withdrawn therefrom pursuant to Section 2.3(c) or 2.13(h) and not previously reimbursed to the credit of the Yield Supplement Account; provided that there shall be no requirement to reimburse such account for amounts withdrawn therefrom related to any Receivables and the related Contracts with respect to which the Collateral Agent shall have released its interest therein pursuant to Section 2.7 or Section 2.15;

          (viii) eighth, to the extent of any remaining Available Funds, to the payment of the Collection Agent (if the Collection Agent is UAC), of the Servicing Fee for such Settlement Period;

          (ix) ninth, to the extent of any remaining Available Funds, on or after the Termination Date, such remaining Available Funds shall be paid to the Deal Agent, for the account of the Company and the Bank Investors, as applicable, in reduction of the Net Investment;

          (x) tenth, to the extent of any remaining Available Funds, to the Deal Agent, pro-rata for the account of the Persons entitled thereto, an amount equal to all other amounts owed under the Note Purchase Agreement;

          (xi) eleventh, to the extent of any remaining Available Funds, to the Debtor , in reimbursement for any Net Negative Hedging Amounts incurred by the Debtor and not previously reimbursed; and

          (xii) twelfth, any remaining Available Funds shall be paid to the Debtor.

     (b) On each Business Day on which there are Receipts of Principal in excess of $500,000 on deposit in the Collection Account, the Deal Agent shall direct the Collateral Agent to, and the Collateral Agent shall, apply and remit all such Receipts of Principal on deposit in the Collection Account to the Deal Agent in reduction of the Outstanding Principal Amount until the Outstanding Principal Amount is reduced to zero. On any Remittance Date on which the Outstanding Principal Amount is zero, any Receipts of Principal on deposit in the Collection Account shall be allocated in the manner and priority set forth in Section 2.3(a).

     (c) In the event that, at any time, the Company does not have sufficient funds at such time to pay Carrying Costs when due, then, in such event, there shall be made an advance from amounts on deposit in the Reserve Account (a "Reserve Account Advance") equal to the amount of such deficiency, which amount shall be applied to pay such Carrying Costs; provided, that such Reserve Account Advance shall be made only to the extent of funds then on deposit in the Reserve Account and shall not include any amount pursuant to a Reserve Account Guaranty. In the event that any such Reserve Account Advance is not made by 11:00 a.m. (New York City time) on the day requested the Collection Agent shall, at the request of the Deal Agent, advance to the Company an amount equal to such deficiency (each, a "Servicer Advance"); provided, that the Collection Agent shall not be required to make any such Servicer Advance to the extent that the Collection Agent reasonably believes that it will not be reimbursed for such Servicer Advance pursuant to Section 2.3(a)(ii) on any subsequent Remittance Date. In the event that any such Servicer Advance is not made by 11:00 a.m. (New York City time) on the day requested, there shall be withdrawn from the Yield Supplement Account an amount equal to the amount of such deficiency, which amount shall be applied to pay such Carrying Costs. In the event that any such payment from the Yield Supplement Account is not made by 11:00 a.m. (New York City time) there shall be made a Reserve Account Advance and/or an advance pursuant to any Reserve Account Guaranty equal to the amount of such deficiency, which amount shall be applied to pay such Carrying Costs.

     Section 2.4 Liquidation Settlement Procedures.

     Following any date after the Termination Date on which all Aggregate Unpaids have been paid in full, (a) the Collateral Agent shall be considered to have released its security interest in and continuing Lien on the Collateral, including all of the Receivables and Related Security, (b) the Collection Agent shall pay to the Debtor any remaining Collections set aside and held by the Collection Agent, and (c) the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's security interest in the Collateral, including all of the Receivables and Related Security and Collections with respect thereto. Any such documents shall be prepared by or on behalf of the Debtor at the expense of the Debtor.

     Section 2.5 Fees.

     Notwithstanding any limitation on recourse contained in this Agreement, the Debtor shall pay, in the manner and at the time specified in the Fee Letter, the fees specified in the Fee Letter.

     Section 2.6 Protection of Interest of the Collateral Agent.

     (a) The Debtor agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Collateral Agent may reasonably request in order to perfect or protect the Collateral or to enable the Collateral Agent to exercise or enforce any of its rights hereunder. Without limiting the foregoing, the Debtor will, upon the request of the Collateral Agent, in order to accurately reflect the security interest of the Collateral Agent in the Collateral, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.6 hereof) as may be requested by the Collateral Agent and mark their respective master data processing records (or to cause such records to be marked) so as to indicate the Collateral Agent's security interest in the portion of the Collateral consisting of Receivables, the related Contracts, the Collections and the Related Security with respect thereto. The Debtor agrees that it shall take all actions necessary to cause UAC and the Seller to similarly mark its records to reflect the sale of the Receivables and the Contracts to the Seller and the Debtor, as applicable, and the Collateral Agent's security interest in the Receivables, the related Contracts, the Collections and the Related Security with respect thereto. The Debtor shall, at its own expense, upon request of the Collateral Agent, obtain such additional search reports as the Collateral Agent shall request. To the fullest extent permitted by applicable law, the Collateral Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Debtor's signature. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement. The Debtor shall neither change its name, identity or jurisdiction of formation nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Collateral Agent at least thirty (30) days prior notice thereof and (ii) prepared at the Debtor's expense and delivered to the Collateral Agent all financing statements, instruments and other documents necessary to preserve and protect the Collateral or requested by the Collateral Agent in connection with such change or relocation. Any filings under the Relevant UCC or otherwise that are occasioned by such change in name, location or jurisdiction of formation shall be made at the expense of the Debtor. On the Closing Date, the Debtor shall deliver to the Collateral Agent a listing by account number of the Contracts as of the Closing Date, which listing shall constitute Schedule A hereto and is hereby incorporated herein by reference. On the second Business Day after the end of each Settlement Period, the Debtor shall deliver to the Collateral Agent an updated listing by account number of the Contracts as of the last day of such Settlement Period (giving effect to any releases by the Company pursuant to Section 2.7 or Section 2.15) and such updated list shall thereupon constitute Schedule A hereto and is hereby incorporated by reference herein.

     (b) The Collection Agent shall instruct all Obligors to cause all Collections to be deposited directly with a Lock-Box Bank. The Collection Agent shall not add any bank as a Lock-Box Bank to those listed on Exhibit B without the consent of the Collateral Agent pursuant to Section 5.2(f). If the Debtor or the Collection Agent receives any Collections, the Debtor or the Collection Agent, as applicable, shall immediately, but in any event within two (2) Business Days of receipt, remit such Collections to a Lock-Box Account.

     Section 2.7 Payments on Receivables; Application of Payments.

     If, on any day,

     (a) the Outstanding Balance of a Receivable is either (i) reduced as a result of any defective, rejected or returned goods or services, any cash discount, credit, rebate, allowance or other dilution factor, any billing adjustment or other adjustment, or (ii) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or

     (b) any of the representations or warranties in Article III is no longer true with respect to a Receivable;

then, in either such event, the Collateral Agent shall be deemed to have automatically released its security interest in and Lien on such Receivable and the related Contract; provided, that it shall be a condition precedent to any such release that, (i) after giving effect to such release, the amount on deposit in the Reserve Account is at least equal to the Required Reserve Account Amount, (ii) if such release would result in the Net Asset Test not being satisfied, then as a condition precedent to such release the Debtor shall deposit into the Collection Account all Finance Charges accrued with respect to such Receivable as of such time, an amount equal to the amount which, if applied to the reduction of the Net Investment, would cause the Net Asset Test to be satisfied and any Breakage Costs. Such amount, excluding any accrued Finance
Charges and any Breakage Costs, shall be applied as a Receipt of Principal pursuant to Section 2.3. All collections of Finance Charges received with respect to any such released Receivable through the last day of the Settlement Period in which such Receivable is released shall continue to constitute Receipts of Interest hereunder.

     Section 2.8 Payments and Computations, Etc.

     All amounts to be paid or deposited by the Debtor or the Collection Agent hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to the Company or the Bank Investors, they shall be paid or deposited in the Deal Agent's account indicated in Section 9.3, until otherwise notified by the Deal Agent, the Company or any Bank Investor. The Debtor shall, to the extent permitted by law, pay to the applicable Secured Parties upon demand, interest on all amounts not paid or deposited when due to the Secured Parties hereunder at a rate equal to 2% per annum plus the Base Rate. Interest at the Base Rate based on the Prime Rate will be computed on the basis of a 365- or 366- day year, as applicable, for the actual number of days. All other interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days elapsed. Any computations of amounts payable by the Debtor hereunder to any of the Secured Parties or the Liquidity Providers shall be binding absent manifest error.

     Section 2.9 Reports.

     On or before each Determination Date, the Collection Agent shall prepare and forward to the Collateral Agent and the Deal Agent, (a) a Settlement Statement as of the end of the preceding Settlement Period, (b) if requested by the Collateral Agent or the Deal Agent, a computer tape listing by Obligor all Receivables, together with an aging of such Receivables, and (c) such other information as the Collateral Agent or the Deal Agent may reasonably request. The Deal Agent shall provide to the Debtor, on the day prior to each Determination Date, a monthly settlement statement containing information relating to the amount of each obligation of the Company which comprises Carrying Costs for the most recent Collection Period and the amount of interest earnings on all related accounts for such Collection Period.

     Section 2.10 Collection Account.

     (a) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with First Union, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Collection Account. The Collateral Agent will maintain the Collection Account at an Eligible Institution. If the Eligible Institution holding the Collection Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Collection Account to an Eligible Institution. The Collection Agent shall remit daily from the Lock-Box Account, within two (2) Business Days of receipt, to the Collection Account all Collections received with respect to any Receivables. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be considered to be Receipts of Interest and shall be distributed hereunder as such. On the date on which the Net Investment is zero and all amounts payable hereunder by the Debtor have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Debtor.

     (b) [Reserved].

     (c) The Collateral Agent agrees that it shall not accept for credit to the Collection Account any investment as to which it has knowledge of any adverse claim thereto. FUSI hereby agrees (and any other Securities Intermediary holding the Collection Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial
Code) received by it with respect to the Collection Account from the Collateral Agent.

     (d) Funds on deposit in the Collection Account shall be invested in "overnight" Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an "overnight" Eligible Investment and is permitted to be made under this Agreement. All proceeds of any such Eligible Investment shall be deposited in the Collection Account. Investments may be made in the Collection Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from the Collection Account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Collection Account. The Collateral Agent shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments from the time of purchaser thereof until the time of sale or maturity. Such investments shall be held in the name of the Collateral Agent for the benefit of the Secured Parties.

     (e) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Collection Account.

     (f) Eligible Investments shall be maintained by the Collateral Agent in the Collection Account in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. FUSI, agrees (and any other Securities Intermediary holding the Collection Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Collection Account given to it by any Person other than the Collateral Agent.

     Section 2.11 [Reserved].

     Section 2.12 [Reserved].

     Section 2.13 Yield Supplement Account, Deposits; Withdrawals.

     (a) On the day of the initial Funding with respect to all Receivables recorded on the Collection Agent's master servicing records as of such day and on any Business Day thereafter on which a Receivable is recorded on the Collection Agent's master servicing records, the Debtor shall deposit into the Yield Supplement Account for each such Receivable with respect to which the related Contract provides for interest to accrue thereunder at a rate less than the Minimum Required APR (determined as of the date of such recordation on the Collection Agent's master servicing records) an amount (each such amount, a "Required Yield Deposit Amount") equal to the product of (i) the number of monthly payments originally required under such Contract and (ii) an amount equal to (A) the scheduled monthly payment on such Contract which would be required to be made by the Obligor thereunder if such Contract had a rate per annum equal to the Minimum Required APR minus (B) the scheduled monthly payment on such Contract which would be required to be made by the Obligor thereunder if such Contract had a rate per annum equal to the rate set forth in such Contract. Notwithstanding the foregoing, no Required Yield Deposit Amount need be deposited to the Yield Supplement Account until the total amount of all undeposited Required Yield Deposit Amounts equals or exceeds $25,000.

     (b) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with First Union, a segregated account (the "Yield Supplement Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Yield Supplement Account. The Collateral Agent will maintain the Yield Supplement Account at an Eligible Institution. If the Eligible Institution holding the Yield Supplement Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Yield Supplement Account to an Eligible Institution.

     (c) Funds on deposit in the Yield Supplement Account shall be invested in "overnight" Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an Eligible Investment and is permitted to be made under this Agreement. The Collateral Agent shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible Investments from the time of purchaser thereof until the time of sale or maturity. Such investments shall be held in the name of the Collateral Agent for the benefit of the Secured Parties.

     (d) The Collateral Agent agrees that it shall not accept for credit to the Yield Supplement Account any investment as to which it has knowledge of any adverse claim thereto. FUSI hereby agrees (and any other Securities Intermediary holding the Yield Supplement Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) received by it with respect to the Yield Supplement Account from the Collateral Agent.

     (e) No Eligible Investment in the Yield Supplement Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Yield Supplement Account. Investments may be made in the Yield Supplement Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Yield Supplement Account.

     (f) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Yield Supplement Account.

     (g) Eligible Investments in the Yield Supplement Account shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in the Yield Supplement Account in favor of the Collateral Agent on behalf of the Secured Parties. FUSI agrees (and any other Securities Intermediary holding the Yield Supplement Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial Code) with respect to the Yield Supplement Account given to it by any Person other than the Collateral Agent.

     (h) In the event that Available Funds with respect to any Remittance Date are insufficient to provide for the payment of the amounts described in Sections 2.3(a)(ii), (iv) and (v), the Collateral Agent shall make a withdrawal from the Yield Supplement Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied by the Collateral Agent to the required distributions and payments. Funds may also be released from the Yield Supplement Account each month in accordance with Section 2.3(c). On any day on which the Collateral Agent, pursuant to Section 2.7 or Section 2.15, releases to the Debtor its security interest in a Contract and related Receivable with respect to which the Debtor deposited funds in the Yield Supplement Account pursuant to
Section 2.13(a), the amount of such deposit (together with any earnings thereon) less any amounts released from the Yield Supplement Account in accordance with
Section 2.3(c) and not previously reimbursed pursuant to Section 2.3(a)(vii) shall be released to the Debtor. Upon the occurrence of a Termination Event, all amounts on deposit in the Yield Supplement Account shall be released to the Deal Agent, for the account of the Company and the Bank Investors, as applicable, and applied in reduction of the Net Investment.

     Section 2.14 Reserve Account; Withdrawals; Releases.

     (a) There shall be established on the Closing Date and maintained, for the benefit of the Secured Parties, with First Union, a segregated account (the "Reserve Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. Subject to the terms hereof, the Collateral Agent shall possess all right, title and interest in and to all funds deposited from time to time in the Reserve Account. The Collateral Agent will maintain the Reserve Account at an Eligible Institution. If the Eligible Institution holding the Reserve Account shall cease to be an Eligible Institution, the Collateral Agent shall have the right to direct the transfer of the Reserve Account to an Eligible Institution. On each Funding Date, the Debtor shall deposit to the credit of the Reserve Account an amount equal to an amount necessary to fund the Reserve Account to the Required Reserve Account Amount. The amount of any Reserve Account Guaranty shall be counted toward the amount of funds available in the Reserve Account.

     (b) Funds on deposit in the Reserve Account shall be invested in "overnight" Eligible Investments by or at the written direction of the Debtor, provided that if a Termination Event shall have occurred, such investments shall be made as directed by the Collateral Agent. Any such written directions shall specify the particular investment to be made and shall certify that such investment is an "overnight" Eligible Investment and is permitted to be made under this Agreement. The Collateral Agent shall maintain possession of the negotiable instruments or securities, if any, evidencing the Eligible
Investments from the time of purchaser thereof until the time of sale or maturity. Such investments shall be held in the name of the Collateral Agent for the benefit of the Secured Parties.

     (c) The Collateral Agent agrees that it shall not accept for credit to the Reserve Account any investment as to which it has knowledge of any adverse claim thereto. FUSI hereby agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) to comply with all Entitlement Orders (as defined in Section 8-102 of the 1994 Official Text of the Uniform Commercial
Code) received by it with respect to the Reserve Account from the Collateral Agent.

     (d) No Eligible Investment in the Reserve Account may be liquidated or disposed of prior to its maturity. All proceeds of any such Eligible Investment shall be deposited in the Reserve Account. Investments may be made in the Reserve Account on any date (provided such investments mature in accordance herewith), only after giving effect to deposits to and withdrawals from such account on such date. Realized losses, if any, on amounts invested in such Eligible Investments shall be charged against investment earnings on amounts on deposit in the Reserve Account, as applicable.

     (e) The Debtor shall provide the Collateral Agent on the date hereof and from time to time an incumbency certificate or the substantial equivalent with respect to each officer of the Debtor that is authorized to provide instructions relating to investments in Eligible Investments in the Reserve Account.

     (f) Eligible Investments shall be maintained by the Collateral Agent in such manner as may be necessary to maintain the first priority perfected security interest in favor of the Collateral Agent on behalf of the Secured Parties. FUSI agrees (and any other Securities Intermediary holding the Reserve Account shall so agree) that it shall not agree to comply with Entitlement Orders (as defined in Section 8-102 of the 1994 version of the Official Text of Article 8 of the Uniform Commercial Code) with respect to the Reserve Account given to it by any Person other than the Collateral Agent.

     (g) [Reserved].

     (h) With respect to any Remittance Date, in the event that Receipts of Interest plus any payments to the Debtor under any Acceptable Hedging Arrangement in accordance with Section 2.3(a) and any withdrawals from the Yield Supplement Account are insufficient to provide for the payment of the amounts described in Sections 2.3(a)(ii), (iv) and (v), the Collateral Agent shall make a withdrawal from the Reserve Account in the amount of such deficiency and the proceeds from such withdrawal shall be applied by the Collateral Agent to the required distributions and payments. Funds may also be released from the Reserve Account each month in accordance with Section 2.3(c).

     (i) In the event that on any Remittance Date or day on which a Securitization or a Warehouse Transfer occurs after giving effect to clause (h) above, the amount on deposit in the Reserve Account (calculated as of the related Determination Date or the date of the Securitization or Warehouse Transfer, as applicable) exceeds the Required Reserve Account Amount, the Collateral Agent shall (i) if no Termination Event shall have occurred, release to the Debtor an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and (ii) if a Termination Event shall have occurred, apply as part of Available Funds pursuant to Section 2.3 an amount equal to the excess of the amount on deposit in the Reserve Account over the Required Reserve Account Amount.

     (j) Following any date after the Termination Date on which the Net Investment is zero and the Secured Parties shall have received all Aggregate Unpaids, the Collateral Agent shall release to the Debtor all amounts on deposit in the Reserve Account.

     Section 2.15 Optional Release.

     (a) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and its Lien on the Contracts and the related Receivables (excluding any Contracts and related Receivables booked after the cut-off date applicable to a Securitization or Warehouse Transfer), on the terms and conditions set forth herein. It shall be a condition precedent to any such release that (i) the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the amount necessary to cause the Net Asset Test to be satisfied after giving effect to the proposed release, (ii) the Debtor shall deposit to the Collection Account an amount equal to the sum of (A) all unreimbursed Servicer Advances and (B) all Accrued Interest through such date, all Breakage Costs, if any, as well as all other Carrying Costs accrued through the date of the end of the related Settlement Period (it being understood that Available Funds on deposit in the Collection Account may be used to pay amounts in clauses (A) and (B)), (iii) the Debtor shall have given the Deal Agent and the Collateral Agent at least ten
(10) days prior written notice of its intention to request release with respect to such Contracts and Receivables, and (iv) after giving effect to such release the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount. It is the intention of the parties that the Debtor shall pay to the Deal Agent, for the benefit of the Company and the Bank Investors, as applicable, and the Collection Account, as applicable, such amounts as are required under this Section on the closing date of such Securitization or Warehouse Transfer.

     The amount described in clause (i) above upon receipt by the Deal Agent, for the benefit of the Company and the Bank Investors, as applicable, shall be applied in reduction of the Net Investment.

     The Debtor shall also be obligated to pay to the Collateral Agent (A) an amount equal to $5,000 as an administrative fee in connection with any such assignment and (B) the reasonable legal fees and expenses of the Collateral Agent and the Secured Parties arising in connection with any such assignment.

     Upon the deposit to the Collection Account and the payment by the Debtor of the amounts described in this Section, the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's security interest in the Receivables and the Contracts related thereto. Any such documents shall be prepared by or on behalf of the Debtor.

     (b) In connection with a Securitization having a prefunding (or similar) feature or Warehouse Transfer, the Debtor shall have the right, from time to time thereafter (but not more frequently than once per calendar week) to require the Collateral Agent to release its security interest in and Lien on specified Contracts and the related Receivables, provided that (i) such Contracts and related Receivables are to be assigned or sold by the Debtor, directly or indirectly, to a Securitization or other structured financing having a prefunding (or similar) feature or a Warehouse Transfer, (ii) the aggregate Outstanding Balance of such Receivables shall be at least $5,000,000 and (iii) the Debtor shall have given the Deal Agent and the Collateral Agent at least seven (7) days prior written notice of its intention to effect a release with respect to such Contracts and Receivables. Any such release shall be in consideration for the deposit by the Debtor into the Collection Account of an amount equal to the sum of (i) the Outstanding Balance of such Receivables on the day of such assignment plus (ii) an amount equal to the sum of (A) all unreimbursed Servicer Advances and (B) all Accrued Interest through such date, all Breakage Costs, if any, as well as all other Carrying Costs accrued through the date of the end of the related Settlement Period (it being understood that Available Funds on deposit in the Collection Account may be used to pay amounts in clauses (A) and (B)). The amount described in clause (i) above shall be allocated and applied on such day (whether or not a Remittance Date) as described in Section 2.3(b) as a Receipt of Principal, and the amount described in clause (ii) above shall be deposited on such day to the Collection Account to be distributed in the order of priorities set forth in Section 2.3(a) as a Receipt of Interest (in which case "Settlement Period" as used in said Section 2.3(a) shall be considered to be the period from the last date of the previous Settlement Period to the date on which the amounts required to be paid under this Section 2.15(b) are paid). Upon the deposit to the Collection Account and the payment by the Debtor of the amounts described in this Section 2.15(b), the Collateral Agent shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Collateral Agent's interest in the Receivables and the Contracts related thereto. Any such documents shall be prepared by or on behalf of the Debtor.

     (c) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and its Lien on specified Contracts and the related Receivables on the terms and conditions set forth herein. It shall be a condition precedent to any such release that, immediately after such release, (i) the Debtor shall pay to the Company and the Bank Investors, as applicable, an amount equal to the amount necessary to cause the Net Asset Test to be satisfied calculated after giving effect to the proposed release plus all Finance Charges accrued with respect to such Receivables as of such time and all Breakage Costs, if any, through such date and (ii) after giving effect to such release, the amount on deposit in the Reserve Account shall be at least equal to the Required Reserve Account Amount.

     (d) On any Business Day, the Debtor shall have the right to require the Collateral Agent to release its security interest in and Lien on all of the Contracts and the related Receivables on the terms and conditions set forth herein. It shall be condition precedent to any such release that (i) the Debtor shall pay to the Deal Agent, for the benefit of the Company and the Bank Investors, as applicable, an amount equal to the Net Investment at the time of such release, (ii) the Debtor shall pay to the Deal Agent, for the benefit of the Company and the Bank Investors, as applicable, an amount equal to all Accrued Interest and all Breakage Costs, if any, through such date, as well as all other Carrying Costs accrued through the date of such release and all other costs which constitute Carrying Costs which will accrue after such date and
(iii) the Debtor shall have given the Collateral Agent and the Deal Agent at least thirty (30) days prior written notice of its intention to effect such a release of the Contracts and Receivables.

                                  Article III

                         Representations and Warranties

     Section 3.1 Representations and Warranties of the Debtor.

     The Debtor represents and warrants to the Collateral Agent and the Secured Parties that:

     (a) Corporate Existence and Power. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Debtor of this Agreement and the other Transaction Documents are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.6), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Debtor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Debtor or result in the creation or imposition of any lien on assets of the Debtor (except as contemplated by Section 2.6), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person (except as contemplated by Section 2.6).

     (c) Binding Effect. Each of this Agreement and the other Transaction Documents constitutes the legal, valid and binding obligation of the Debtor, enforceable in accordance with its respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

     (d) Perfection. Immediately preceding each Funding, the Debtor shall be the owner of all of the Receivables, free and clear of all liens, encumbrances, security interests, preferences or other security arrangement of any kind or nature whatsoever, except as permitted by this Agreement and the other Transaction Documents. On or prior to each Funding and each day on which a Receivable is sold to the Seller by UAC pursuant to the UAFC Sale and Purchase Agreement or to the Debtor by the Seller pursuant to the UAFC-2 Sale and Purchase Agreement or the Debtor by a Warehouse pursuant to a Warehouse Transfer Agreement, all financing statements and other documents required to be recorded or filed in order to perfect and protect (i) the Debtor's interest in the Receivables, the Contracts related thereto, the Related Security with respect thereto and all Proceeds thereof against all creditors of and purchasers from UAC, the Seller, PFC, any Warehouse or any Acquisition Subsidiary and (ii) the Collateral Agent's interest in the Collateral against all creditors of and purchasers from the Debtor, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by the Debtor (including without limitation, the Settlement Statements, any reports delivered pursuant to Section 2.9 and UAC's financial statements) to the Collateral Agent, the Secured Parties, the Deal Agent or any of the other Persons party hereto for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Debtor to any such Person will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f) Tax Status. All tax returns (federal, state and local) required to be filed with respect to the Debtor have been filed (which filings may be made by an Affiliate of the Debtor on a consolidated basis covering the Debtor and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of the Debtor (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns).

     (g) Action, Suits. Except as set forth in Exhibit F, there are no actions, suits or proceedings pending, or to the knowledge of the Debtor threatened, against or affecting the Debtor or any Affiliate of the Debtor or their respective properties, in or before any court, arbitrator or other body, which may have a material adverse effect on the Seller's ability to perform its obligations hereunder, under the UAFC Sale and Purchase Agreement or any other Transaction Document to which it is a party or the Debtor's ability to perform its obligations hereunder, under the Note Purchase Agreement, under the UAFC-2 Sale and Purchase Agreement or any other Transaction Document to which it is a party.

     (h) Use of Proceeds. The proceeds of any Funding will be used by the Debtor to (i) acquire the Receivables, the Contracts related thereto and the Related Security with respect thereto from the Seller pursuant to the UAFC-2 Sale and Purchase Agreement or from a Warehouse pursuant to a Warehouse Transfer
Agreement, (ii) to pay down debt in connection with the purchase of the Receivables and Contracts pursuant to the UAFC-2 Sale and Purchase Agreement or pursuant to a Warehouse Transfer Agreement or (iii) to make distributions constituting returns of capital.

     (i) Place of Business. The jurisdiction of formation of the Debtor is the State of Delaware, the chief place of business and chief executive office of the Debtor are located at the address of the Debtor indicated in Section 9.3, and the offices where the Debtor keeps all its Records, are located at the address(es) described on Exhibit G or such other locations notified to the Company in accordance with Section 2.6 in jurisdictions where all action required by Section 2.6 has been taken and completed.

     (j) Good Title. Upon each Funding and on each day on which a Receivable and related Contract is sold to the Debtor by the Seller pursuant to the UAFC-2 Sale and Purchase Agreement or by another Warehouse pursuant to a Warehouse Transfer Agreement, the Collateral Agent shall acquire a valid and perfected first priority security interest in each Receivable and related Contract that exists on the date of such Funding and sale and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

     (k) Tradenames, Etc. As of the date hereof: (i) the Debtor has only the subsidiaries and divisions listed on Exhibit H hereto; and (ii) the Debtor has, within the last five (5) years, operated only under the tradenames identified in Exhibit H hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit H hereto.

     (l) Nature of Receivables. Each Receivable represented by the Debtor as an Eligible Receivable hereunder or in any report, document or instrument delivered hereunder or in connection with the other Transaction Documents is an Eligible Receivable at the time of such representation.

     (m) Coverage; Amount of Receivables. The Net Asset Test is currently satisfied. As of August 31, 2001, the aggregate Outstanding Balance of the Receivables in existence was $0 and the aggregate Outstanding Balance of all Eligible Receivables was $0.

     (n) No  Termination  Event.  No event has occurred and is continuing and no
condition  exists  which   constitutes  a  Termination   Event  or  a  Potential
Termination Event.

     (o) Not an Investment Company. The Debtor is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (p) ERISA. The Debtor is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables shall exist.

     (q) Lock-Box Accounts. The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B hereto (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Deal Agent). All Obligors have been instructed to make payment to a Lock-Box Account.

     (r) Insurance Policies. At the time of the sale of each Receivable and related Contract by the Seller to the Debtor pursuant to the UAFC-2 Sale and Purchase Agreement or by another Warehouse to the Debtor pursuant to a Warehouse Transfer Agreement, each Financed Vehicle is required to be covered by physical damage and liability insurance obtained by the related Obligor at least in the amount required by the related Contract, and each such required insurance policy is required to name UAC as loss payee and is required to be in full force and effect.

     Any document, instrument, certificate or notice delivered to the Company by the Debtor hereunder shall be deemed a representation and warranty by the Debtor.

     Section 3.2 Representations and Warranties of the Collection Agent.

     The Collection Agent represents and warrants to the Collateral Agent and the Secured Parties that:

     (a) Corporate Existence and Power. The Collection Agent is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Collection Agent of this Agreement and the other Transaction Documents are within the Collection Agent's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.6), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Certificate of Incorporation or Bylaws of the Collection Agent or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Collection Agent or result in the creation or imposition of any lien on assets of the Collection Agent or any of its Subsidiaries (except as contemplated by Section 2.6), or require the consent or approval of, or the filing of any notice or other documentation with, any governmental authority or other Person (except as contemplated by Section 2.6).

     (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Collection Agent, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors.

     (d) Accuracy of Information. All information heretofore furnished by the Collection Agent to the Collateral Agent, the Secured Parties or the Deal Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Collection Agent to the Collateral Agent, the Secured Parties or the Deal Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

     (e) Credit and Collection Policy. Since the Closing Date, (except for any changes as received by the Deal Agent in writing), there have been no material changes in the Credit and Collection Policy; since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

     (f) Collections and Servicing. Since the Closing Date, there has been no material adverse change in the ability of UAC, as Collection Agent hereunder, to service and collect the Receivables.

     Any document, instrument, certificate or notice delivered by the Collection Agent to the Collateral Agent, the Secured Parties hereunder shall be deemed a representation and warranty by the Collection Agent.

     Section 3.3 Reaffirmation of Representations and Warranties.

     On each Determination Date, Remittance Date and Funding Date, each of the Debtor and the Collection Agent, shall be deemed to have certified that all of its respective representations and warranties described in Sections 3.1 and 3.2 are correct on and as of such day as though made on and as of such day.

                                   Article IV

                              Conditions Precedent

     Section 4.1 Conditions to Effectiveness.

     This Agreement shall become effective on the first day on which all of the following conditions have been satisfied:

     (a) A Certificate of the Secretary of the Debtor certifying (i) the names and signatures of the officers and other agents authorized on its behalf to execute this Agreement and the other Transaction Documents and any other documents to be delivered by it hereunder or thereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the Collateral Agent and the Secured Parties shall receive from the Debtor a revised Certificate meeting the requirements of this clause (a)(i)),
(ii) a copy of the Debtor's Certificate of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Delaware, (iii) a copy of the Debtor's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Debtor's Board of Directors approving the transactions contemplated hereby and (v) a certificate of the Secretary of State of the State of Delaware certifying the Debtor's good standing.

     (b) A Certificate of the Secretary of the Collection Agent certifying (i) the names and signatures of the officers authorized on its behalf to execute this Agreement and any other documents to be delivered by it hereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the Collateral Agent and Secured Parties shall receive from the Collection Agent a revised Certificate meeting the requirements of this clause (b)(i)), (ii) a copy of the Collection Agent's Articles of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Indiana, (iii) a copy of the Collection Agent's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Collection Agent's Board of Directors approving the transactions contemplated hereby and (v) a certificate of the Secretary of State of the State of Indiana certifying the Collection Agent's existence.

     (c) A Certificate of the Secretary of the Seller certifying (i) the names and signatures of the officers and other agents authorized on its behalf to execute this Agreement and the other Transaction Documents and any other documents to be delivered by it hereunder or thereunder (on which Certificate the Collateral Agent and the Secured Parties may conclusively rely until such time as the Collateral Agent and the Secured Parties shall receive from the Seller a revised Certificate meeting the requirements of this clause (c)(i)),
(ii) a copy of the Seller's Articles of Incorporation, as amended to the date hereof, certified by the Secretary of State of the State of Indiana, (iii) a copy of the Seller's By-laws, as amended to the date hereof, (iv) a copy of resolutions of the Seller's Board of Directors approving the transactions contemplated hereby and (v) a certificate of the Secretary of State of the State of Indiana certifying the Seller's existence.

     (d) Copies of proper financing statements (Form UCC-1), naming UAC as the debtor in favor of the Seller as secured party and the Debtor as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Seller desirable under the Relevant UCC to perfect the Seller's security interest in the Receivables, Related Security and Collections, free and clear of any Adverse Claim.

     (e) Copies of proper financing statements (Form UCC-1), naming the Seller as the debtor in favor of the Debtor as secured party and the Collateral Agent, for the benefit of the Secured Parties, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Collateral Agent desirable under the Relevant UCC to perfect the Debtor's security interest in the Receivables, Related Security and Collections, free and clear of any Adverse Claim.

     (f) Copies of proper financing statements (Form UCC-3), naming the Collateral Agent, for the benefit of the Secured Parties, as assignee of the UCC-1 financing statement reference in Section 4.1(d).

     (g) Copies of proper financing statements (Form UCC-1), naming the Debtor as the debtor in favor of the Collateral Agent, for the benefit of the Secured Parties, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Collateral Agent desirable under the Relevant UCC to perfect the Collateral Agent's security interest in the Collateral, including all Receivables, Related Security and Collections, free and clear of any Adverse Claim.

     (h) Copies of proper financing statements (Form UCC-3) necessary under the Relevant UCC to terminate all security interests and other rights of any person in the Collateral, including the Receivables, Related Security and Collections, previously granted by the Debtor.

     (i) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Collateral Agent) dated a date reasonably near the date of the Closing listing all effective financing statements which name the Debtor the Seller or UAC as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

     (j) Opinions of Barnes & Thornburg, special counsel to the Seller, the Debtor and the Collection Agent, regarding (i) due incorporation, enforceability, noncontravention and other corporate matters and (ii) the perfection and priority of the security interest in the Collateral granted in favor of the Deal Agent pursuant to Section 2.1, each such opinion in form and substance satisfactory to the Deal Agent.

     (k) An opinion of Barrett & McNagny, special counsel to the Seller, the Debtor and the Collection Agent, covering matters relating to Florida law, in form and substance satisfactory to the Deal Agent.

     (l) An executed copy of the Fee Letter and payment of the arrangement fee specified therein.

     (m) The Note, duly executed by the Debtor and appropriately completed.

     (n) Such other documents as the Collateral Agent or the Secured Parties shall reasonably request.

     Section 4.2 Further Conditions.

     (a) The Collateral Agent shall receive, within thirty days of the Closing Date, certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated as of a recent date for the Debtor, the Seller and the Collection Agent.

     (b) Prior to the  initial  Funding,  the Deal  Agent  shall  have  received
Opinions of Barnes & Thornburg, special counsel to the Seller, the Debtor and the Collection Agent, regarding (i) true sale and (ii) nonconsolidation in form and substance satisfactory to the Deal Agent.

                                   Article V

                                    Covenants

     Section 5.1 Affirmative Covenants of the Debtor, the Seller and UAC.

     At all times from the date hereof to the later to occur of (a) the Termination Date or (b) the date on which the Net Investment is zero, unless the Secured Parties shall otherwise consent in writing:

     (c) Notices. UAC (and/or, as applicable, in the case of clauses (iv), (viii) and (ix) and the first sentence of clause (iii), the Debtor) will furnish to the Deal Agent and the Collateral Agent:

          (i) Annual Reporting. Within ninety (90) days after the close of each of its fiscal years, audited financial statements, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Deal Agent and the Collateral Agent) which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of UAC and its Subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated are in conformity with GAAP and that the examination had been made in accordance with generally accepted auditing standards.

          (ii) Quarterly Reporting. Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

          (iii) Compliance Certificate. Concurrently with the delivery by UAC of the financial statements required hereunder, a compliance certificate signed by its and the Debtor's treasurer, president or vice president stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof. On and after the date of any change in ownership of UAC or the Seller contemplated by Section 5.2(h), together with the financial statements hereunder, a compliance certificate signed by the chief financial officer, the president or the vice president of UAC or the Seller showing the computation of, and showing compliance with, each of the quarterly financial tests or conditions set forth in Exhibit C.

          (iv) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the treasurer or vice president of the Debtor setting forth details of such Termination Event or Potential Termination Event and the action which the Debtor proposes to take with respect thereto.

          (v) Change in Credit and Collection Policy. Within ten (10) days after the date any material change in or amendment to the Credit and Collection Policy is made, a copy of the Credit and Collection Policy then in effect indicating such change or amendment.

          (vi) Credit and  Collection  Policy.  Upon  request by the  Collateral
     Agent or any Secured Party, a complete copy of the Credit and Collection Policy then in effect.

          (vii) Blue Book. Within forty-five (45) days after the close of the quarterly period of each of its fiscal years, a copy of the UAC Quarterly Statistical Update (a/k/a/ UAC's "blue book").

          (viii) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Debtor, UAC or any ERISA Affiliate of the Debtor, the Seller or UAC files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Debtor, the Seller, UAC or any ERISA Affiliates of the Debtor or UAC receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          (ix)   Other   Information.    Such   other   information   (including
     non-financial information) as the Deal Agent, the Collateral Agent or any Secured Party may from time to time reasonably request.

     (d) Financial Reporting. The Debtor, the Seller, and UAC each will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles.

     (e) Conduct of Business. Each of the Debtor, the Seller and UAC will (i) carry on and conduct its business in substantially the same manner and in substantially the same or related fields of enterprise (including, in the case of UAC, consumer finance activities) as it is presently conducted and do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and (ii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

     (f) Compliance with Laws. Each of the Debtor, the Seller and UAC will comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     (g) Furnishing of Information and Inspection of Records. The Debtor will furnish to the Collateral Agent and the Secured Parties from time to time such information with respect to the Receivables as the Collateral Agent or any Secured Party may reasonably request, including, without limitation, listings identifying the Obligor and the Outstanding Balance for each Receivable. Upon at least two (2) Business Days prior notice, the Debtor, the Seller and UAC will during regular business hours permit the Collateral Agent or any Secured Party, or their agents or representatives, (i) to examine and make copies of and abstracts from all Records and (ii) to visit the offices and properties of the Debtor, the Seller and UAC for the purpose of examining such Records, and to discuss matters relating to Receivables or the Debtor's, the Seller's or UAC's performance hereunder or under the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement and the other Transaction Documents with any of the officers, employees or independent public accountants of the Debtor, the Seller or UAC having knowledge of such matters.

     (h) Keeping of Records and Books of Account. The Debtor, the Seller and UAC (consistent with its role as Collection Agent) will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Debtor, the Seller and UAC will give the Collateral Agent notice of any material change in the administrative and operating procedures referred to in the previous sentence.

     (i) Performance and Compliance with Receivables and Contracts. The Debtor, the Seller and UAC will at their expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables.

     (j) Credit and Collection Policies. UAC will comply in all material respects with the Credit and Collection Policy in regard to each Receivable and the related Contract.

     (k) Collections. The Debtor and UAC shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account.

     (l) Collections Received. The Debtor and UAC shall hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by them.

     (m) Separate Business. The Debtor shall at all times (i) to the extent the Debtor's office is located in the offices of UAC or any Affiliate of UAC, pay fair market rent for its executive office space located in the offices of UAC or any Affiliate of UAC, (ii) maintain the Debtor's books, financial statements, accounting records and other corporate documents and records separate from those of UAC or any other entity, (iii) not commingle the Debtor's assets with those of UAC or any other entity (it being understood that certain Collections on Receivables owned by the Debtor may be temporarily commingled with collections on other receivables serviced by UAC); (iv) act solely in its corporate name and through its own authorized officers and agents, (v) make investments directly or by brokers engaged and paid by the Debtor or its agents (provided that if any such Deal Agent is an Affiliate of the Debtor it shall be compensated at a fair market rate for its services), (vi) separately manage the Debtor's liabilities from those of UAC or any Affiliates of UAC and pay its own liabilities, including all administrative expenses, from its own separate assets, and (vii) pay from the Debtor's assets all obligations and indebtedness of any kind incurred by the Debtor. The Debtor shall abide by all corporate formalities, including the maintenance of current minute books, and the Debtor shall cause its financial statements to be prepared in accordance with generally accepted accounting principles in a manner that indicates the separate existence of the Debtor and its assets and liabilities. The Debtor shall (1) pay all its liabilities, (2) not assume the liabilities of UAC or any Affiliate of UAC, and
(3) not guarantee the liabilities of UAC or any Affiliate of UAC. The officers and directors of the Debtor (as appropriate) shall make decisions with respect to the business and daily operations of the Debtor independent of and not dictated by any controlling entity.

     (n) Corporate Documents. The Debtor shall only amend, alter, change or repeal Articles III, IV, V, VI, and XI of its Certificate of Incorporation as in effect on the date hereof with the prior written consent of the Deal Agent.

     Section 5.2 Negative Covenants of Debtor, the Seller and UAC.

     During the term of this Agreement, unless the Secured Parties shall otherwise consent in writing:

     (a) No Sales, Liens, Etc. Except as otherwise provided herein, including a Year-end Receivable Transfer, neither the Debtor, the Seller nor UAC will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Receivable or related Contract, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

     (b) No Extension or Amendment of Receivables. Except as otherwise permitted in Section 6.2, neither the Debtor, the Seller nor UAC will extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Contract related thereto.

     (c) No Amendment of UAFC-2 Sale and Purchase Agreement or the UAFC Sale and Purchase Agreement. The Debtor or the Seller, as applicable, shall not amend or otherwise modify the UAFC-2 Sale and Purchase Agreement or the UAFC Sale and Purchase Agreement without the prior written consent of the Secured Parties.

     (d) No Change in Business or Credit and Collection Policy. Neither the Debtor, the Seller nor UAC shall, without the prior written consent of the Deal Agent, make any change in the character of its business or in the Credit and Collection Policy, which change would, in either case (i) impair the collectibility of any Receivable or (ii) change the write-off policy in effect as of the Closing Date, with respect to the Receivables and the Contracts.

     (e) Sale of Assets, Etc. Neither the Debtor, the Seller nor UAC will sell, lease or transfer all or substantially all of its assets to any other person, provided, however, that no such sale shall be deemed to occur solely as a result of a Securitization, Year-end Receivable Transfer, Warehouse Transfer or solely as a result of the sale of Contracts and related Receivables which are released to the Debtor pursuant to Section 2.15(c) and 2.15(d).

     (f) Change in Payment Instructions to Obligors. Neither the Debtor, the Seller nor UAC nor the Collection Agent will add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Exhibit B hereto or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Collateral Agent and the Deal Agent shall have received written notice of such addition, termination or change at least 15 days prior thereto.

     (g) Change of Name, Etc. The Debtor will not change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change the Debtor delivers to the Collateral Agent UCC financing statements, executed by the Debtor necessary to reflect such change and to continue the perfection of the Collateral Agent's security interest in the Receivables.

     (h) No Mergers, Etc. Neither the Debtor, the Seller nor UAC will (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other person, unless the Debtor or UAC, respectively, is the surviving entity.

     (i) Sale Treatment.

          (i) Neither the Seller nor UAC will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the UAFC Sale and Purchase Agreement in any manner other than as a sale of Receivables by UAC to the Seller;

          (ii) Neither the Debtor nor the Seller will account for (including for accounting and tax purposes), or otherwise treat, the transactions contemplated by the UAFC-2 Sale and Purchase Agreement in any manner other than as a sale of Receivables by the Seller to the Debtor.

     (j) No Change in Account Type. Once the Debtor, the Seller or UAC has granted a security interest in a Receivable to any party, the Debtor, the Seller or UAC, as applicable, shall (i) maintain the separate field designation containing the account type of such Receivable as it is identified on the Debtor's, the Seller's or UAC's, as applicable, computer records and (ii) not change or cause to be changed the account type of such Receivable as it is identified on the Debtor's, the Seller's or UAC's, as applicable, computer records or the computer records of any servicer of the Receivables, in either case without obtaining a release of the security interest or the consent of the Deal Agent to such change in account type.

     (k) Other Debt. Except as provided for herein, the Debtor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Debtor representing fees, expenses and indemnities arising hereunder or under the UAFC Sale and Purchase Agreement or the UAFC-2 Sale and Purchase Agreement for the purchase price of the Receivables under the UAFC Sale and Purchase Agreement or the UAFC-2 Sale and Purchase Agreement, as applicable, and (ii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,500 (except for indebtedness incurred in connection with the repurchase of Receivables from
UARC) at any time outstanding.

     Section 5.3 Acceptable Hedging Arrangements.

     The Debtor shall (a) at or prior to the time of any Funding, provide to the Deal Agent and the Collateral Agent an officer's certificate stating that the Debtor has Acceptable Hedging Arrangements in place satisfying the conditions of this Section 5.3 as set forth below and qualifies as an Acceptable Hedging Arrangement and (b) in connection with any Settlement Statement provided hereunder, provide an executed copy of all existing Acceptable Hedging Arrangements, which Acceptable Hedging Arrangements shall be satisfactory to the Deal Agent and the Collateral Agent, and with respect to which the Debtor shall be the beneficiary, in respect of an aggregate notional amount at least equal to the Net Investment. After a Termination Event (i) such a hedge shall be under the complete control of the Deal Agent and (ii) if such a hedge is a swap, the notional balance shall be maintained at no greater than the Net Receivables Balance. The form and structure and counterparty to each Acceptable Hedging Arrangement shall be acceptable to the Deal Agent and the Collateral Agent and must be in full force and effect at all times during which the Net Investment is greater than zero (however such required amount may be reduced for the period of time between the pricing and the funding of a structured financing utilizing Receivables released to the Debtor pursuant to Section 2.15 by the aggregate Outstanding Balance of such Receivables).

                                   Article VI

                         Administration and Collections

     Section 6.1 Appointment of Collection Agent.

     The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Collection Agent") so designated from time to time in accordance with this Section 6.1. Until the Collateral Agent gives notice to UAC of the designation of a new Collection Agent, UAC is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. The Collateral Agent shall upon the occurrence of a Collection Agent Default or any other Termination Event, designate as Collection Agent any Person (including itself) to succeed UAC or any successor Collection Agent, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Collection Agent pursuant to the terms hereof. The Company may notify any Obligor of its security interest in the Contracts and the related Receivables.

     Section 6.2 Duties of Collection Agent.

     (a) The Collection Agent shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. Each of the Debtor, the Company and each Bank Investor hereby appoints as its agent the Collection Agent, from time to time designated pursuant to Section 6.1, to enforce its respective rights and interests in and under the Receivables, the Related Security and the Contracts. The Collection Agent shall remit daily, within two (2) Business Days of receipt, to the Collection Account all Collections received with respect to any Receivables. The Collection Agent shall segregate and deposit to the Deal Agent's, the Company's or the Bank Investor's account, as applicable, such Person's allocable share of Collections of Receivables when required pursuant to Article II hereof. So long as no Termination Event shall have occurred and be continuing, the Collection Agent may, unless otherwise required by law, in accordance with the Credit and Collection Policy, extend the maturity of Receivables as the Collection Agent may determine to be appropriate to maximize Collections thereof. The Debtor shall hold in trust for the Secured Parties in accordance with their security interest, all Records which evidence or relate to Receivables or Related
Security. In the event that a successor Collection Agent is appointed by the Company, the Debtor shall deliver to the Collection Agent and the Collection Agent shall hold in trust for the Debtor and the Secured Parties in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall have the absolute and unlimited right to direct the Collection Agent (whether the Collection Agent is the Debtor or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security.

     (b) The Collection Agent shall, as soon as practicable following receipt thereof, turn over to the Debtor any collections of any indebtedness of any Obligor which is not a Receivable. If UAC or any affiliate thereof is not the Collection Agent, the Collection Agent, by giving three (3) Business Days' prior written notice to the Collateral Agent and the Deal Agent may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 135% of the reasonable and appropriate out-of-pocket costs and expenses of such Collection Agent incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Collateral Agent and the Deal Agent. The Collection Agent, if other than the Debtor, shall as soon as practicable upon demand, deliver to the Debtor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

     (c) On or before ninety (90) days after the end of each fiscal year of the Collection Agent, beginning with the fiscal year ending December 31, 2001, the Collection Agent shall cause a firm of independent public accountants (who may also render other services to the Collection Agent or the Debtor) to furnish a report on applying agreed upon procedures to the Collateral Agent to the effect that they have (i) compared the information contained in the Settlement Statements delivered during such fiscal year, based on a sample size provided by the Deal Agent, with the information contained in the Contracts and the Collection Agent's records and computer systems for such period, (ii) verified the Net Receivables Balance as of the end of each Settlement Period during such fiscal year, and (iii) verified that a sample of Receivables treated by the Collection Agent as Eligible Receivables in fact satisfied the requirements of the definition thereof contained herein. Upon five (5) Business Days notice during regular business hours (at the cost of the Deal Agent), the Collection Agent will permit the Deal Agent, or its agents or representatives to conduct due diligence with respect to the Contracts and Related Security, including without limitation, examining and making copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of such party relating to the Contracts and Related Security and purchase orders and other agreements, visiting the offices and properties of the Collection Agent for the purpose of examining such materials and to discuss matters relating to the Contracts and Related Security with any of the officers or employees of such party having knowledge of such matters and with its independent certified public accountants.

     (d) Notwithstanding anything to the contrary contained in this Article VI, the Collection Agent, if not the Debtor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any Receivable that is not included in the Collateral other than to deliver to the Debtor the Collections and documents with respect to any such Receivable as described in Section 6.2(b).

     (e) In the event that a Take-Out does not occur at least once in any period of sixteen (16) consecutive calendar weeks, the Collateral Agent or the Company shall have the right to conduct (or to cause its accountants or other third parties to conduct) an audit of the Collection Agent's records (including all Records and Contracts) and servicing, reporting and collection procedures.

     Section 6.3 Collection Agent Defaults.

     The occurrence of any one or more of the following events shall constitute a Collection Agent Default:

     (a) any representation, warranty, certification or statement made by the Collection Agent (including UAC, if it is the Collection Agent) in this Agreement or in any other document delivered pursuant hereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (b) the Collection Agent shall default in the performance of any payment, covenant or undertaking hereunder; or

     (c) any Event of Bankruptcy shall occur with respect to the Collection Agent or any Subsidiary of Collection Agent; or

     (d) the Collection  Agent shall breach any covenant set forth in Exhibit C.

     Section 6.4 Rights After Designation of New Collection Agent.

     At any time following the designation of a Collection Agent (other than UAC) pursuant to Section 6.1:

     (a) The Deal Agent may direct that payment of all amounts payable under any Receivable be made directly to the Collateral Agent or any designee.

     (b) The Debtor shall, at the Deal Agent's request and at the Debtor's expense, give notice of the Collateral Agent's interest in the Receivables to each Obligor and direct that payments be made directly to the Collateral Agent or its designee.

     (c) The Debtor shall, at the Deal Agent's request, (i) assemble all of the Records, and shall make the same available to the Collateral Agent at a place selected by the Collateral Agent or any designee, and (ii) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Collateral Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Collateral Agent or its designee.

     (d) The Debtor hereby authorizes the Collateral Agent to take any and all steps in the Debtor's name and on behalf of the Debtor necessary or desirable, in the determination of the Collateral Agent, to collect all amounts due under any and all Receivables and Related Security with respect thereto, including, without limitation, endorsing the Debtor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Contracts.

     Section 6.5 Responsibilities of the Debtor.

     Anything herein to the contrary notwithstanding, the Debtor shall (a) perform all of its obligations under the Contracts related to the Receivables to the same extent as if interests in such Receivables had not been pledged hereunder and the exercise by the Collateral Agent of its rights hereunder shall not relieve the Debtor from such obligations and (b) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Collateral Agent nor any Secured Party shall have any obligation or liability with respect to any Receivable or related Contracts, nor shall any of them be obligated to perform any of the obligations of the Debtor thereunder.

                                  Article VII

                               Termination Events

     Section 7.1 Termination Events.

     The occurrence of any one or more of the following events shall constitute a Termination Event:

     (a) any representation, warranty, certification or statement made by the Debtor, the Seller or UAC in this Agreement, the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement or in any other Transaction Document shall prove to have been incorrect in any material respect when made or deemed made; or

     (b) the Debtor, the Seller or UAC shall default in the performance of (i) any payment obligation hereunder or under the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement or (ii) any other covenant or undertaking hereunder or under the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement which in the case of this clause (ii) shall remain unremedied for five (5) days; or

     (c) any Event of Bankruptcy shall occur with respect to the Debtor, the Seller or the Collection Agent or any Subsidiary of either of them; or

     (d) a Collection Agent Default shall have occurred or for any reason UAC is not the Collection Agent; or

     (e) the Debtor shall at any time not be in compliance with the requirements of Section 5.3; or

     (f) the Collateral Agent shall, for any reason, fail to have a valid and perfected first priority security interest in Receivables and Related Security and Collections with respect thereto, free and clear of any Adverse Claim; or

     (g) either of the Debtor, the Seller or the Collection Agent shall consolidate or merge with or into any other Person whereby it is not the surviving entity; or

     (h) there shall have occurred any material adverse change in the operations of the Debtor, the Seller or the Collection Agent since the Closing Date, or any other event shall have occurred which materially affects the Debtor's, the Seller's or the Collection Agent's ability to either collect the Receivables or to perform under this Agreement, the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement or any other Transaction Document; or

     (i) [reserved];

     (j) (i) the Net Investment shall at any time exceed the Net Receivables Balance, or (ii) the Net Asset Test is not satisfied; or

     (k) a Take-Out shall not occur at least once in any period of six consecutive calendar months; or

     (l) the Net Investment is greater than the Facility Limit;

     (m) the Net Yield as of any Determination Date is less than 2.00% during a Settlement Period in which the Net Investment is greater than zero each day of such Settlement Period;

     (n) the sum of the (i) amount on deposit in the Reserve Account and (ii) the amount available pursuant to any Reserve Account Guaranty is less than the Required Reserve Account Amount for two (2) consecutive Business Days.

Notwithstanding the foregoing, with respect to an event occurring described in paragraph (a) or (f), to the extent such event is related to a particular Receivable or Receivables, such event shall not constitute a Termination Event if the Debtor timely fulfills its obligations with respect to such Receivable or Receivables pursuant to Section 2.7.

     Section 7.2 Termination.

     If a Termination Event occurs hereunder and is continuing, the Collateral Agent may, by notice to the Debtor, (a) if UAC is the Collection Agent at the time, terminate UAC as Collection Agent hereunder, or (b) declare any date as the date upon which the Note shall become due and payable, and, subject to the limitations on recourse set forth in Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, the Collateral Agent shall have all of the rights and remedies provided to a secured creditor or a purchaser of chattel paper under the Relevant UCC by applicable law in respect thereto (including, but not limited to, initiating foreclosure and/or liquidation proceedings with respect to all of the Receivables and Contracts or any portion thereof). In addition, the Deal Agent shall have the right to designate the Base Rate plus 2% to be applicable to the Net Investment, and the Company shall have the right to cease issuing Commercial Paper in order to maintain the Net Investment and may assign to the Bank Investors all of its right, title and interest hereunder.

     If the Note is declared due and payable in accordance with this Section 7.2, the Collateral Agent may do any one or more of the following:

          (i) take all necessary action to foreclose upon the Collateral;

          (ii) retain in satisfaction of any amounts owing from the Debtor all amounts otherwise payable to the Debtor pursuant to this Agreement to the extent necessary to pay in full all amounts (including principal and interest) (A) due and payable under the Note and (B) due and payable by the Debtor under the Note Purchase Agreement;

          (iii) subject to the limitations on recourse set forth in Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, pursue any available remedy by proceeding at law or in equity including complete or partial foreclosure of the lien upon the Collateral and sale of the Collateral or any portion thereof or rights or interest therein as may appear necessary or desirable (A) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or (B) to enforce the performance and observance of any obligation, covenant, agreement or provision contained in this Agreement to be observed or performed by the Debtor; or

          (iv) subject to the limitations on recourse set forth in Section 2.1 hereof and Section 6.8 of the Note Purchase Agreement, exercise any remedies of a secured party under the Uniform Commercial Code and take any other appropriate action to protect and enforce the rights and remedies of the Collateral Agent on behalf of the Secured Parties.

     The Debtor and the Collection Agent agree that they shall take all actions (including reliening of the certificates of title or other title documents in the name of the Collateral Agent on behalf of the Secured Parties) and execute all documents as may be necessary or requested by the Collateral Agent to perfect its interest in the Collateral, including, without limitation, to perfect the Collateral Agent's security interest in the Financed Vehicles. The Debtor, the Seller and UAC hereby grant to the Collateral Agent, on behalf of the Secured Parties, a power of attorney to act in their place and stead to take all actions as may be necessary to perfect the Collateral Agent's security interest in the Financed Vehicles. Each of UAC, the Seller and the Debtor acknowledge that such power of attorney is irrevocable and is coupled with an interest. In connection with any sale of the Receivables by the Collateral Agent after the occurrence of a Termination Event, the Debtor shall have, for a period of five (5) Business Days after notice of such proposed sale from or on behalf of the Secured Parties, the right to repurchase the Receivables and related Contracts for a price, payable in immediately available funds, in an amount equal to the Aggregate Unpaids.

     Section 7.3 Proceeds.

     The proceeds from the sale, disposition or liquidation of the Receivables pursuant to Section 7.2 above shall be treated as Collections on the Receivables and shall be allocated and deposited in accordance with the provisions governing allocations set forth herein.

                                  Article VIII

                              The Collateral Agent

     Section 8.1 Duties of the Collateral Agent.

     The Secured Parties hereby appoint FUSI to act solely on their behalf as Collateral Agent hereunder, and FUSI hereby accepts such appointment. The Collateral Agent, both prior to the occurrence of a Termination Event hereunder and after a Termination Event shall have been cured or waived, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. The Collateral Agent shall at all times after the occurrence of a Termination Event which has not been cured or waived exercise such of the rights and powers vested in it pursuant to this Agreement using the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

     All Collections received by the Collateral Agent from the Collection Agent or otherwise will, pending remittance to the Secured Party entitled thereto, be held in trust by the Collateral Agent for the benefit of the Secured Parties and together with all other payment obligations of the Debtor hereunder owing to the Secured Parties shall be payable to the Secured Parties in accordance with the provisions of Article II hereof.

     The Collateral Agent shall only resign if it shall (a) become incapable of acting as Collateral Agent in accordance with the terms of this Agreement, (b) be adjudicated insolvent or bankrupt or otherwise become subject to any bankruptcy, insolvency, reorganization or liquidation proceeding, (c) be no longer qualified as the Collateral Agent as such term is defined in the agreement governing its responsibility as Collateral Agent or otherwise be subject to replacement pursuant to or such agreement governing its responsibility as Collateral Agent or (d) materially breach any of the provisions of this Agreement or provided, further, that, without the consent of the Deal Agent, such resignation shall not be effective until a successor Collateral Agent acceptable to the Deal Agent shall have accepted appointment as Collateral Agent hereunder and shall have agreed to be bound by the terms of this Agreement.

     Except as otherwise provided herein, the Collateral Agent shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Collateral Agent could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Collateral Agent shall be evidenced as to clause (i) above by an opinion of counsel to such effect delivered to the Collateral Agent and the Secured Parties. Notwithstanding the foregoing, the Collateral Agent may resign if, after demand therefor, it does not receive payment of any compensation due from the Debtor pursuant to the letter agreement described in Section 8.2. No resignation of the Collateral Agent shall become effective until a successor Collateral Agent approved by the Deal Agent and the successor Collateral Agent shall have assumed the responsibilities and obligations of the Collateral Agent hereunder.

     Section 8.2 Compensation and Indemnification of Collateral Agent.

     The Collateral Agent shall be compensated for its activities hereunder and reimbursed for reasonable out-of-pocket expenses (including (a) securities transaction charges not waived due to the Collateral Agent's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Debtor and (b) the compensation and expenses of its counsel and agents) pursuant to a separate letter agreement between the Collateral Agent and the Debtor. All such amounts shall be payable from funds available therefor in accordance with Section 2.3(a)(iii). Subject to the terms of such letter agreement, the Collateral Agent shall be required to pay the expenses incurred by it in connection with its activities hereunder from its own account. Notwithstanding any other provisions in this Agreement, the Collateral Agent shall not be liable for any liabilities, costs or expenses of the Debtor arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or from a failure to comply therewith).

     The Debtor shall indemnify the Collateral Agent, its officers, directors, employees and agents for, and hold it harmless against any loss, liability or expense incurred without willful misconduct, gross negligence or bad faith on its part, arising out of or in connection with (i) the acceptance or administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under this Agreement and (ii) the negligence, willful misconduct or bad faith of the Debtor in the performance of its duties hereunder. All such amounts shall be payable in accordance with
Section 2.3(a)(iii) hereof. The provisions of this Section 8.2 shall survive the termination of this Agreement.

     Section 8.3 Representations, Warranties and Covenants of the Collateral Agent.

     The Collateral Agent agrees to make the following representations, warranties and covenants, and further agrees that the Secured Parties shall be deemed to have relied upon such representations, warranties and covenants in accepting their interest in the Receivables.

     (a) Organization and Good Standing. The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Agreement.

     (b) Due Authorization. The execution, delivery, and performance of this Agreement and any other Transaction Document to which the Collateral Agent is a party have been duly authorized by the Collateral Agent by all necessary corporate action on the part of the Collateral Agent.

     (c) Binding Obligation. This Agreement and the other Transaction Documents to which the Collateral Agent is a party each constitutes a legal, valid and binding obligation of the Collateral Agent, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

     (d) No Conflict. The execution and delivery by the Collateral Agent of this Agreement and the other Transaction Documents to which the Collateral Agent is a party, and the performance of the transactions contemplated by this Agreement and the other Transaction Documents and the fulfillment of the terms hereof and thereof applicable to the Collateral Agent, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Collateral Agent or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Collateral Agent is a party or by which it is bound.

     Section 8.4 Liability of the Collateral Agent.

     (a) The Collateral Agent shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Collateral Agent in such capacity herein. No implied covenants or obligations shall be read into this Agreement against the Collateral Agent and, in the absence of bad faith on the part of the Collateral Agent, the Collateral Agent may conclusively rely on the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement.

     (b) The Collateral Agent shall not be liable for an error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts.

     (c) The Collateral Agent shall not be liable with respect to any action taken, suffered or omitted to be taken in good faith in accordance with this Agreement or at the direction of a Secured Party relating to the exercise of any power conferred upon the Collateral Agent under this Agreement.

     (d) The Collateral Agent shall not be charged with knowledge of any Termination Event unless a Trust Officer assigned to the Collateral Agent's Corporate Trust Office obtains actual knowledge of such event or the Collateral Agent receives written notice of such event from the Debtor, the Seller, the Company, any Bank Investor or the Deal Agent, as the case may be.

     (e) Without limiting the generality of this Section 8.4, the Collateral Agent shall have no duty (i) to see to any recording, filing or depositing of this Agreement or any other Transaction Document or any financing statement or continuation statement evidencing a security interest in the Receivables or the Financed Vehicles, or to see to the maintenance of any such recording or filing or depositing or to any recording, refiling or redepositing of any thereof, (ii) to see to any insurance of the Financed Vehicles or Obligors or to effect or maintain any such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Receivables, (iv) to confirm or verify the contents of any reports or certificates of the Collection Agent or the Debtor delivered to the Collateral Agent pursuant to this Agreement believed by the Collateral Agent to be genuine and to have been signed or presented by the proper party or parties or (v) to inspect the Financed Vehicles at any time or ascertain or inquire as to the performance or observance of any of the Debtor's, the Seller's or the Collection Agent's representations, warranties or covenants or the Collection Agent's duties and obligations as Collection Agent and as custodian of books, records, files and computer records relating to the Receivables.

     (f) The Collateral Agent shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability shall not be reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Collateral Agent to perform, or be responsible for the manner of performance of, any of the obligations of the Collection Agent under this Agreement.

     (g) The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, officer's certificate, any
Settlement Statement, certificate of auditors, or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (h) The Collateral Agent may consult with counsel and any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it under this Agreement in good faith and in accordance with such opinion of counsel.

     (i) The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation under this Agreement or in relation to this Agreement, at the request, order or direction of the Deal Agent pursuant to the provisions of this Agreement, unless the Deal Agent shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained in this Agreement, however, shall relieve the Collateral Agent of its obligations, upon the occurrence of a Termination Event (that shall not have been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

     (j) The Collateral Agent shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement.

     (k) Prior to the occurrence of a Termination Event and before the Collateral Agent has received notice of such Termination Event and after the waiver of any Termination Event that may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by a Secured Party; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation shall be, in the opinion of the Collateral Agent, not reasonably assured by the Debtor, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of every such examination shall be paid by the Debtor or, if paid by the Collateral Agent, shall be reimbursed by the Debtor upon demand.

     (l) The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties under this Agreement either directly or by or through agents or attorneys or a custodian. The Collateral Agent shall not be responsible for any misconduct or negligence of any such Deal Agent or custodian appointed with due care by it hereunder.

     Section 8.5 Merger or Consolidation of, or Assumption of the Obligations of, the Collateral Agent.

     The Collateral Agent shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

     (a) the corporation formed by such consolidation or into which the Collateral Agent is merged or the Person which acquires by conveyance or transfer the properties and assets of the Collateral Agent substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and, if the Collateral Agent is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Secured Parties in form satisfactory to the Secured Parties, the performance of every covenant and obligation of the Collateral Agent hereunder; and

     (b) the Collateral Agent has delivered to the Secured Parties an officer's certificate and an opinion of counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this
Section 8.5 and that all conditions precedent herein provided for relating to such transaction have been complied with.

     Section 8.6 Limitation on Liability of the Collateral Agent and Others.

     The directors, officers, employees or agents of the Collateral Agent shall not be under any liability to the Deal Agent, any Secured Party or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement; provided, however, that this provision shall not protect the directors, officers, employees and agents of the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Except as provided in Section 8.4, the Collateral Agent shall not be under any liability to any Secured Party or any other Person for any action taken or for refraining from the taking of any action in its capacity as Collateral Agent pursuant to this Agreement whether arising from express or implied duties under this Agreement; provided, however, that this provision shall not protect the Collateral Agent against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Collateral Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Collateral Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to administer the Collections and the Collection Account in accordance with this Agreement which in its reasonable opinion may involve it in any expense or liability.

     Section 8.7 Indemnification of the Secured Parties.

     The Collateral Agent shall indemnify and hold harmless the Deal Agent and the Secured Parties from and against any loss, liability, expense, damage or injury suffered or sustained by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of the Collateral Agent or by reason of reckless disregard of obligations and duties of the Collateral Agent hereunder or by reason of the acts, omissions or alleged acts or omissions of the Collateral Agent pursuant to this Agreement. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                                   Article IX

                                  Miscellaneous

     Section 9.1 Term of Agreement.

     This Agreement shall terminate following the Termination Date when the Net Investment has been reduced to zero, all accrued Carrying Costs have been paid in full and all other Aggregate Unpaids have been paid in full; provided, however, that (a) the rights and remedies of the Collateral Agent and the Secured Parties with respect to any representation and warranty made or deemed to be made by the Debtor, the Seller or UAC pursuant to this Agreement, (b) the indemnification and payment provisions of Article VIII, and (c) the agreement set forth in Section 9.9, shall be continuing and shall survive any termination of this Agreement.

     Section 9.2 Waivers; Amendments.

     (a) No failure or delay on the part of the Collateral Agent or any of the Secured Parties in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

     (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment is in writing and is signed by the Debtor, the Collection Agent and the Majority Investors (and, if Article VI or the rights or duties of the Collateral Agent are affected thereby, by the Collateral Agent), except as provided in this Agreement; provided, that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) extend or permit the extension of the Commitment Termination Date, (vi) reduce or impair Collections or the payment of fees payable hereunder to the Bank Investors or delay the scheduled dates for payment of such amounts, (vii) increase the Servicing Fee to a percentage greater than 1.0% per annum of the aggregate Outstanding Balance of the Receivables as of the first day of the related Settlement Period, (viii) modify any provisions of this Agreement, the UAFC-2 Sale and Purchase Agreement or the UAFC Sale and Purchase Agreement relating to the timing of payments required to be made by the Debtor, the Seller or UAC or the application of the proceeds of such payments, or (ix) provide for the appointment of any Person (other than the Deal Agent) as a successor Collection Agent. In the event the Collateral Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Collateral Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Collateral Agent shall have obtained sufficient consent hereunder.

     Section 9.3 Notices.

     Except as provided below, all communications and notices provided for hereunder shall be in writing (including bank wire, telex, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and confirmation is received, (b) if given by mail 3 Business Days following such posting, or (c) if given by any other shall mean, when received at the address specified in this Section. Each of the Debtor and the Collection Agent agrees to deliver promptly to the Collateral Agent, for distribution to each of the Secured Parties, a written confirmation of each telephonic notice signed by an authorized officer of Debtor or the Collection Agent, as applicable. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

         If to the Company:
         -----------------

         VARIABLE FUNDING CAPITAL CORPORATION
         c/o First Union Securities, Inc.
         301 S. College Street, TW-9
         Charlotte, NC 28288
         Attention:  Conduit Administration
         Telephone: (704) 383-9343
         Telecopy:  (704) 383-6036
         Payment Information:
         Bankers Trust Company
         ABA#
         Account#
         Reference:  VFCC - UAFC-2

         If to the Debtor:
         ----------------

         UAFC-2 CORPORATION
         9240 Bonita Beach Road, Suite 1109-E
         Bonita Springs, Florida 34135-4250
         Attn: Leeanne W. Graziani, President
         Telephone:  (941) 948-1854
         Telecopy:   (941) 948-1855
         Payment Information:
         Union Federal Savings Bank
         of Indianapolis
         ABA #:274070484
         Account #: 590109154
         Reference: UAFC-2 Corporation

         If to UAC:
         ---------

         UNION ACCEPTANCE CORPORATION
         250 North Shadeland Avenue
         Indianapolis, Indiana  46219
         Attn: Ashley Vukovits, Controller
         Telephone:  (317) 231-2717
         Telecopy:   (317) 231-7926

         If to the Collateral Agent:
         --------------------------

         FIRST UNION SECURITIES, INC.
         301 S. College Street, TW-9
         Charlotte, North Carolina  28288
         Attention:  Conduit Administration
         Telephone:  (704) 383-6036
         Telecopy:  (704) 383-9343

         If to the Deal Agent:
         --------------------

         FIRST UNION SECURITIES, INC.
         301 S. College Street, TW-9
         Charlotte, North Carolina  28255
         Attention:  Curt Sidden
         Telephone: (704) 715-6030
         Telecopy:  (704) 383-9106
         ABA #
         Account #:
         Reference: UAC

         If to the Paying Agent:
         ----------------------

         FIRST UNION NATIONAL BANK
         301 S. College Street, TW-9
         Charlotte, North Carolina 28288
         Attention:  Capital Markets Credit Administration
         Telephone:  (704) 374-4001
         Telecopy:  (704) 374-3254

         If to the Bank Investor:
         -----------------------

         FIRST UNION NATIONAL BANK
         301 S. College Street, TW-9
         Attention:  Capital Markets Credit Administration
         Telephone:  (704) 374-4001
         Telecopy:  (704) 374-3254
         ABA #
         Account #:
         Reference: UAC

     Section 9.4 Governing Law; Submission to Jurisdiction; Integration.

     (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each of the Debtor, the Seller UAC and the Collection Agent hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York for purposes of all legal proceedings arising out of or relating to this agreement or the transactions contemplated hereby. Each of the Debtor, UAC and the Collection Agent hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 9.4 shall affect the right of the Company to bring any action or proceeding against the Debtor, the Seller, UAC or the Collection Agent or their respective properties in the courts of other jurisdictions.

     (b) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement between the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     Section 9.5 Severability; Counterparts.

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.6 Successors and Assigns.

     (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Debtor, the Seller, UAC nor the Collection Agent may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Collateral Agent. No provision of this Agreement shall in any manner restrict the ability of the Collateral Agent to assign, participate, grant security interests in, or otherwise transfer any portion of the Collateral.

     (b) Each of the Debtor, the Seller and UAC hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and the Note to any Person in accordance with Section 5.7 of the Note Purchase Agreement.

     (c) The parties hereto agree that the counterparties to Acceptable Hedging Arrangements shall be third party beneficiaries of this Agreement and that the provisions of Section 2.3(a) may not be amended without the prior consent of such counterparties.

     Section 9.7 Waiver of Confidentiality.

     Each of the Debtor, the Seller and UAC hereby consents to the disclosure of any non-public information with respect to it received by the Company or the Deal Agent to any of the Company, any nationally recognized rating agency rating the Company's commercial paper, the Deal Agent or the Liquidity Providers in relation to this Agreement.

     Section 9.8 Confidentiality Agreement.

     Each of the Debtor, the Seller and UAC hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of any of the Secured Parties, the Collateral Agent, the Deal Agent or the Liquidity Providers to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (b) as otherwise required by applicable law, under the Securities Exchange Act of 1934, as amended, in connection with an offering of securities issued by the Debtor or an Affiliate thereof, or order of a court of competent jurisdiction (provided, however, that no such disclosure shall occur without the prior review by the Deal Agent of the material to be disclosed).

     Section 9.9 No Bankruptcy Petition Against the Company.

     Each of the parties hereto (other than the Company) hereby agrees that it will not institute against, or join any other Person in instituting against the Company any Insolvency Proceeding so long as any commercial paper issued by the Company shall be outstanding and there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

     Section 9.10 No Recourse Against Stockholders, Officers or Directors.

     (a) Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely from the assets of the Company in excess of funds necessary to pay matured and maturing Commercial Paper.

     (b) Notwithstanding anything in this Agreement to the contrary, the Company shall not have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to the Company after paying or making provision for the payment of its Commercial Paper . All payment obligations of the Company hereunder are contingent on the availability of funds in excess of the amounts necessary to pay its Commercial Paper and each of the other parties hereto agrees that it will not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by the Company exceeds the amount available to the Company to pay such amount after paying or making provision for the payment of its Commercial Paper.

     Section 9.11 Further Assurances.

     The Debtor agrees to do such further acts and things and to execute and deliver to the Secured Parties, the Deal Agent or the Collateral Agent such additional assignments, agreements, powers and instruments as are required by the Collateral Agent to carry into effect the purposes of this Agreement or to better assure and confirm unto the Collateral Agent its rights, powers and remedies hereunder.

     Section 9.12 Characterization of the Transactions Contemplated by the Agreement; Tax Treatment.

     (a) The parties hereto agree that this Agreement shall constitute a security agreement under applicable law. The Seller hereby assigns to the Debtor all of its rights to payment under the UAFC Sale and Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of UAC with respect to the Receivables; and the Debtor hereby assigns to the Collateral Agent, for the benefit of the Secured Parties, all of its rights to payment (i) under the UAFC Sale and Purchase Agreement and the UAFC-2 Sale and Purchase Agreement and pursuant to each Warehouse Transfer Agreement with respect to the Receivables and with respect to any obligations thereunder of UAC, the Seller or UAFC, as applicable, with respect to the Receivables (ii) under or in connection with any Acceptable Hedging Arrangement and (iii) the rights assigned to the Debtor under this Section 9.12. The Collateral Agent agrees that upon any release of a Receivable or Contract to the Debtor, the Collateral Agent shall be deemed to have released its security interest therein and reassigned to the Debtor all of the Collateral Agent's rights under the UAFC Sale and Purchase Agreement, the UAFC-2 Sale and Purchase Agreement or pursuant to each Warehouse Transfer Agreement, as applicable, with respect to such Receivable or Contract. The Debtor agrees that neither it nor the Collection Agent shall give any consent or waiver required or permitted to be given under the UAFC-2 Sale and Purchase Agreement, the UAFC Sale and Purchase Agreement or any Warehouse
Transfer Agreement, as applicable, with respect to the Receivables or the Contracts without the prior consent of either the Collateral Agent or the Deal Agent.

     (b) Each of the parties hereto agrees to treat the transactions contemplated by this Agreement as a financing for federal income tax purposes and further agree to file on a timely basis all federal and other income tax returns consistent with such treatment.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Security Agreement as of the date first written above.

                                     UAFC-2 CORPORATION,
                                     as Debtor

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------



                                     UNION ACCEPTANCE FUNDING CORPORATION,
                                     as Seller

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     UNION ACCEPTANCE CORPORATION,
                                     individually and as Collection Agent

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                     VARIABLE FUNDING CAPITAL CORPORATION,


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     FIRST UNION SECURITIES, INC.,
                                     as Collateral Agent and Deal Agent

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


                                     FIRST UNION NATIONAL BANK,
                                     as Paying Agent

                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                    EXHIBIT A
                          CREDIT AND COLLECTION POLICY

                     [to be provided by Barnes & Thornburg]

                                    EXHIBIT B
                  LIST OF LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS
                     [to be provided by Barnes & Thornburg]

                                                                       EXHIBIT C

                               FINANCIAL COVENANTS



The Collection Agent shall not:



          (a) permit its Tangible Net Worth to be less than, at any time, the sum of (x) $86,000,000, plus (y) one hundred percent (100%) of the net proceeds of any equity offering by the Collection Agent (whether public or private) which occurs subsequent to the Closing Date, plus (z) eighty percent (80%) of Net Income for the period from April 1, 2000 through the date of determination; provided that for purposes of calculating the Collection Agent's Tangible Net Worth, in no event shall the Collection Agent's Net Income be less than zero.

          (b) permit the ratio of (x) the sum of (A) the Collection Agent's liabilities as reflected on a balance sheet prepared in accordance with GAAP, (B) the Collection Agent's Contingent Obligations, less (C) the Collection Agent's Subordinated Debt to
               (y) the sum of (A) the Collection Agent's Tangible Net Worth, plus (B) the Collection Agent's Subordinated Debt, to be greater than, at any lime,, 5.75 to 1.00.

          (c) permit its Fixed Charge Coverage Ratio to be less than 1.15 to 1.00.

          (d) permit the ratio of (x) Total Funded Debt minus Total Warehouse Borrowing Capacity minus unencumbered, unrestricted cash reflected on Collateral Agent's balance sheet of such date in excess of $8,000,000 to (y) Tangible Net Worth, to be greater than, at any time, 2.0 to 1.0.

All capitalized terms not otherwise defined in this Exhibit C shall have the meanings specified in the Agreement herein. The following terms shall have the meanings specified below, and shall include in the singular number the plural and in the plural the singular number:

     Adjusted EBITDA means for any period, determined in accordance with GAAP, the sum of (a) Net Income plus (b) taxes (to the extent that such amounts have been deducted in determining Net Income for such period), plus (c) Interest Expense (to the extent that such amounts have been deducted in determining Net Income for such period), plus (d) all amounts attributable to depreciation and/or amortization of intangible and other assets of the Collection Agent (to the extent that such amounts have been deducted in determining Net Income for such period), plus (or minus) (e) any other non--cash charges to the extent deducted (or included) in determining Net Income for such period, plus (f) securitization proceeds from interest only strips, plus (g) positive excess servicing cash flow, plus (h) non--cash impairment charges, plus (i) net change in spread accounts and restricted cash, minus (j) the non--cash portion from gain on sale.

     Contingent Obligations means any agreement, undertaking or arrangement by which the Collection Agent assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership; provided, that Contingent Obligations shall not include any obligations as "Servicer" or "Collection Agent" under any warehouse financing transaction, Securitization or other structured finance transaction consummated in the ordinary course of business.

     Credit Facility means a revolving credit facility in an aggregate amount not to exceed fifteen million dollars ($15,000,000) for working capital and other general corporate expenses.

     Current Maturities means the payments of principal due on the Specified Debt in the 12 months following the date of determination.

     Debt of any Person means at any date, without duplication, (a) all indebtedness, obligations and liabilities of such Person which, in accordance with GAAP and practices thereof, would be included in determining liabilities as shown in the liability section of the balance sheet of such Person, including, without limitation, all indebtedness, obligations and liabilities of such Person evidenced by bonds, debentures, notes or other similar instruments, whether recourse or non-recourse and whether secured or unsecured, trade payables, and structured financing transactions of any type, (b) all other indebtedness (including capitalized lease obligations) of such Person on which interest charges are customarily paid or accrued, (c) all obligations for indebtedness in respect of Contingent Obligations of such Person and net obligations under Interest Hedge Agreements, (d) the unfunded or unreimbursed portion of all letters of credit issued for the account of such Person, and (e) all personal liability of such Person as a general partner or joint venturer of a partnership or joint venture for obligations of such partnership or joint venture of the nature described in (a) through (d) preceding.

     Fixed Charge Coverage Ratio means, as of the end of any calendar month, for the twelve (12) calendar mouth period then ended, the ratio of (i) the Collection Agent's Adjusted EBITDA, to (ii) the sum of Current Maturities plus Interest Expense for the 12 month period immediately preceding the date of determination.

     GAAP means generally accepted accounting principles.

     Intangible Assets means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount, capitalized research and development costs, and capitalized fees.

     Interest Expense means, for any period, the interest expense which is required to be shown as such on the financial statements of the Collection Agent prepared in accordance with GAAP.

     Interest Hedge Agreements means any agreement between the Collection Agent or any guarantor, on the one hand, and any lender, any affiliate of any lender or any other financial institution with a long term unsecured debt rating of at least (i) "Aa1" by Moody's Investors Services, Inc. or (ii) "A" by Standard and Poor's Ratings Services, a division of McGraw Hill Companies. Inc., on the other hand now existing or hereafter entered into, which provides for an interest rate or commodity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross-currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Collection Agent's exposure to fluctuations in interest rates, currency valuations or commodity prices, as the same way be amended or modified and in effect from time to time, and any and all terminations or assignments of any of the foregoing.

     Net Income means, for any period, the net income after taxes of the Collection Agent, determined in accordance with GAAP.

     Person means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Specified Debt means the funded Debt of the Collection described below:


                                              Original           Amount as           Interest           Maturity
       Issued            Description           Amount           of 8/31/91             Rate               Date
       ------            -----------          --------          ----------           --------           --------

       8/7/95           Senior Notes        $110,000,000        $22,000,000           8.53%              8/1/02

                           Senior
                        Subordinated
       4/3/96               Notes           $46,000,000         $46,000,000           9.99%              3/30/03

                        Senior Notes
      3/24/97             Series A          $50,000,000         $50,000,000           7.75%             12/27/02

                        Senior Notes
      3/24/97             Series B          $15,000,000         $15,000,000           7.97%             12/27/02

                            TOTAL           $221,000,000       $177,000,000


     Subordinated Debt means Debt of the Collection Agent which is expressly subordinate to the Credit Facility pursuant to agreements acceptable to the Administrative Agent in its sole discretion.

     Tangible Net Worth means, as of any date of determination, shareholder's equity as shown on the Collection Agent's balance sheet prepared in accordance with GAAP, less Intangible Assets of the Collection Agent on such date.

     Total Funded Debt means the funded Debt which would be shown on a balance sheet of the Collection Agent prepared in accordance with GAAP.

     Total Warehouse Borrowing Capacity means the product of (a) all receivables of the Collection Agent or its subsidiaries which are eligible for placement under committed warehouse financing facilities of the Collection Agents or its subsidiaries, times (b) the effective advance rate for such receivables (i.e. the blended rate for all such receivables).

                                    EXHIBIT D
                          FORM OF SETTLEMENT STATEMENT
                                    [to come]

                                    EXHIBIT E
                                   [RESERVED]

                                    EXHIBIT F
                            LIST OF ACTIONS AND SUITS
                     [to be provided by Barnes & Thornburg]

                                    EXHIBIT G
                        SCHEDULE OF LOCATIONS AND RECORDS
                     [to be provided by Barnes & Thornburg]

                                    EXHIBIT H
                 LIST OF SUBSIDIARIES, DIVISIONS AND TRADE NAMES
                     [to be provided by Barnes & Thornburg]